This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-231867
PRELIMINARY PROSPECTUS SUPPLEMENT (to the Prospectus dated June 6, 2019)	Subject to completion, dated November 12, 2021
Hemisphere Media Group, Inc.
6,000,000 shares of Class A Common Stock
Hemisphere Media Group, Inc., a Delaware corporation (the “Company”) is offering 6,000,000 shares of its Class A common stock. Our Class A common stock, par value $0.0001 per share is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “HMTV.” On November 12, 2021, the last reported sale price of our Class A common stock as reported on NASDAQ was $11.19 per share.
We have two classes of common stock, Class A common stock and Class B common stock, par value $0.0001 per share. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time at the holder’s sole discretion into one share of Class A common stock. The holders of our outstanding shares of Class B common stock will hold approximately 88.1% of the voting power of our outstanding capital stock (not including shares of Class A common stock or derivative securities (other than shares of Class B common stock) convertible into shares of our Class A common stock held by such Class B holders) following the completion of this offering, assuming no exercise of the underwriters’ option to purchase additional shares (as described below).
We have granted the underwriters an option to purchase up to an additional 900,000 shares of Class A common stock from us at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us before expenses(1)	$	$

(1)
See “Underwriting.”

An entity affiliated with Searchlight Capital Partners, L.P. (“Searchlight”) has made a non-binding indication of interest that it may place an order for shares of Class A common stock in this offering. See “Prospectus Summary—The Offering” for further information.
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page S-20 of this prospectus supplement and the accompanying prospectus and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 incorporated by reference herein to read about factors you should consider before making any decision to invest in our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A common stock to purchasers on or about           , 2021.

Joint Bookrunners
BofA Securities J.P. Morgan
Wells Fargo Securities
Guggenheim SecuritiesRBC Capital Markets
The date of this prospectus is           , 2021

Prospectus Supplement
Prospectus

The laws of certain jurisdictions may restrict the distribution of this prospectus and the offer and sale of the shares of our Class A common stock. Persons into whose possession this prospectus or any shares of Class A common stock may come must inform themselves about, and observe, any such restrictions on the distribution of this prospectus and the offering and sale of the shares of Class A common stock. In particular, there are restrictions on the distribution of this prospectus and the offer or sale of the shares of our Class A common stock in the United States, the European Economic Area and Canada. Neither we nor our representatives are making any representation to any offeree or any purchaser of the shares of Class A common stock regarding the legality of any investment in the shares of our Class A common stock by such offeree or purchaser under applicable legal investment or similar laws or regulations. Accordingly, no shares of Class A common stock may be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any

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applicable laws and regulations. Ownership of our Class A common stock is also subject to certain regulatory restrictions, including the Communications Act of 1934 or the rules and policies of the Federal Communications Commission (the “FCC”). For more information, see “Description of Capital Stock—Regulatory Restrictions” in the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about the offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document or other information incorporated by reference herein, the information contained in the most recently dated document shall control.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or information to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the shares of Class A common stock in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents and other information incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our Class A common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents and other information incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents and other information are described under “Incorporation of Documents by Reference.”
TRADEMARKS
This document contains or incorporates by reference registered and unregistered trademarks and service marks of us and our affiliates. All brand names, trademarks and service marks appearing or incorporated by reference in this document are the property of their respective holders.
USE OF NON-GAAP FINANCIAL INFORMATION
To provide potential investors with additional financial information in connection with our results as determined by generally accepted accounting principles in the United States of America (“U.S. GAAP”), we disclose Adjusted EBITDA as a non-GAAP measure. Adjusted EBITDA is not a financial measure calculated in accordance with U.S. GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with U.S. GAAP, and may not be comparable to similarly titled measures reported by other companies.
We believe that the presentation of Adjusted EBITDA provides additional information to investors about our operating profitability adjusted for certain non-cash items and other gains and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. Management uses this measure to assess the operating results and performance of the business, perform analytical comparisons and identify strategies to improve performance. Management believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of our Business using the same metrics used by management and is important to investors’ understanding of the Business.
We define Adjusted EBITDA as net (loss) income attributable to the Company adjusted for (i) net income (loss) attributable to non-controlling interests, (ii) income tax expense (benefit), (iii) gain from insurance proceeds and other, net, (iv) interest expense and other, net, (v) impairment charges, (vi) gain from FCC spectrum repack and other, (vii) transaction and non-recurring expenses, (viii) depreciation and

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amortization, (ix) other (expense) income, net, (x) impairment of equity method investment, (xi) loss (gain) on equity method investment activity and (xii) stock-based compensation. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net (loss) income. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net (loss) income as calculated in accordance with U.S. GAAP.
The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measure may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using this measure to compare us to other companies.

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INCORPORATION OF DOCUMENTS BY REFERENCE
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 15, 2021 (including the exhibits thereto) (the “Annual Report on Form 10-K”);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on May 10, 2021, August 9, 2021 and November 8, 2021, respectively;

•
our Current Reports on Form 8-K, filed on March 9, 2021, April 1, 2021, April 6, 2021 (as amended on June 16, 2021), April 15, 2021, May 26, 2021 and November 2, 2021;

•
the portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders filed on April 15, 2021 that are incorporated by reference in the Annual Report on Form 10-K; and

•
the description of the Class A common stock contained in our Registration Statement on Form 8-A (filed on April 22, 2013).

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus supplement and the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) covering the shares of Class A common stock to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Available Information.” Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain certain statements about us and our consolidated subsidiaries that do not directly or exclusively relate to historical facts. These statements are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment and current expectations, plans, assumptions and beliefs about future events (in each case subject to change) of our senior management and management of our subsidiaries (including target businesses) and involve a number of risks, uncertainties and other factors, some of which may be beyond our control that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.
Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, our future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Forward-looking statements are not guarantees of performance. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. In addition to the risk factors set forth in this prospectus supplement, the accompanying prospectus and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 incorporated herein by reference, those factors include:
•
the deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, including measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties, recent increases in, and any additional waves of, COVID-19 cases, new variants of the virus, such as the Delta variant, as well as the availability and efficacy of a vaccine and treatments for the disease and whether individuals choose to vaccinate themselves, either nationally or in the local markets in which we operate, including, without limitation, in the Commonwealth of Puerto Rico;

•
Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market;

•
the effects of extreme weather and climate events on our consolidated operations (the “Business”), as well as our counterparties, customers, employees, third-party vendors and suppliers;

•
changes in technology, including changes in the distribution and viewing of television programming, including expanded deployment of personal video recorders, subscription and advertising video on-demand (“AVOD”), internet protocol television, mobile personal devices and personal tablets and their impact on subscription and television advertising revenue;

•
the reaction by advertisers, programming providers, strategic partners, the FCC or other government regulators to businesses that we acquire;

•
the potential for viewership of our Networks’ or Pantaya’s programming to decline or unexpected reductions in the number of subscribers to our Networks or Pantaya. Networks refers to, collectively, Televicentro of Puerto Rico, LLC (“WAPA”), a sports television network in Puerto Rico operated by WAPA (“WAPA Deportes”), WAPA America, Inc. (“WAPA America”), Cine Latino, Inc. (“Cinelatino”), HMTV Pasiones US, LLC and HMTV Pasiones LatAm, LLC (collectively, “Pasiones”), HMTV Centroamerica TV, LLC (“Centroamerica TV”) and HMTV TV Dominicana, LLC (“Television Dominicana”);

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•
the risk that we may fail to secure sufficient or additional advertising and/or subscription revenue;

•
the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•
the risk that we may become responsible for certain liabilities of the businesses that we acquire, including our recent acquisition of Pantaya, or joint ventures we enter into;

•
future financial performance, including our ability to obtain additional financing in the future on favorable terms;

•
the failure of our Business to produce projected revenues or cash flows;

•
reduced access to capital markets or significant increases in borrowing costs;

•
our ability to successfully manage relationships with customers and Distributors (which are satellite systems, telephone companies (“telcos”), app distribution platforms, as applicable and cable multiple system operators (“MSO”s), and the MSO’s affiliated regional or individual cable systems) and other important third parties;

•
continued consolidation of Distributors in the marketplace;

•
a failure to secure affiliate agreements or the renewal of such agreements on less favorable terms;

•
disagreements with our Distributors over contract interpretation;

•
our success in acquiring, investing in and integrating businesses;

•
the outcome of any pending or threatened litigation;

•
the loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

•
strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;

•
the failure or destruction of satellites or transmitter facilities that we depend upon to distribute our Networks;

•
uncertainties inherent in the development of new business lines and business strategies;

•
changes in pricing and availability of products and services;

•
uncertainties regarding the financial results of equity method investees and changes in the nature of key strategic relationships with partners and Distributors;

•
changes in domestic and foreign laws or regulations under which we operate;

•
changes in laws or treaties relating to taxation, or the interpretation thereof, in the U.S. or in the countries in which we operate;

•
the ability of suppliers and vendors to deliver products and services;

•
our ability to timely and fully recover proceeds under our insurance policies;

•
fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the international markets in which we operate;

•
changes in the size of the U.S. Hispanic population, including the impact of federal and state immigration legislation and policies on both the U.S. Hispanic population and persons emigrating from Latin America;

•
changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings; and

•
competitor responses to our products and services.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral

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forward-looking statements concerning the matters addressed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
The forward-looking statements are based on current expectations about future events and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in “Item 1A. Risk Factors” in our Quarterly Report for the three months ended September 30, 2021 on Form 10-Q incorporated by reference herein.

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PROSPECTUS SUMMARY
The following summary highlights only selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, but does not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus the supplement and the accompanying prospectus, including the incorporated documents, carefully and in their entirety, especially the risks of investing in our Class A common stock discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in “Item 1A. Risk Factors” in our Quarterly Report for the three months ended September 30, 2021 on Form 10-Q. See also the section entitled “Incorporation of Documents by Reference.”
Overview
We are a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin American markets with a premium Spanish-language subscription video on-demand (“SVOD”) service, as well as broadcast and cable television networks. Our assets include a Spanish-language SVOD service distributed in the U.S., five Spanish-language cable television networks distributed in the U.S., two Spanish-language cable television networks distributed in Latin America, the #1-rated broadcast television network in Puerto Rico, a 40% interest in the #3-rated broadcast television network in Colombia and a leading distributor of content to television and digital media platforms in Latin America.
We target the fast growing and highly attractive U.S. Hispanic and Latin America markets. The number of U.S. Hispanic television households grew 6.8x more than the overall U.S. households between the period from the start of 2010 through the end of 2020. Additionally, the U.S. Census Bureau estimates that between 2019 and 2030 there will be a 24% increase in the U.S. Hispanic population, reaching 75 million Hispanics in 2030. Pew Hispanic Trends estimates that 96% of Latinos believe that it’s important for future generations of U.S. Hispanics to speak Spanish.
On March 31, 2021, we acquired the remaining 75% in Pantaya that we did not already own. Pantaya is the number one Spanish-language SVOD platform in the United States by subscribers, with one million subscribers as of September 30, 2021, and approximately $50 million current annualized subscriber revenue run-rate (calculated based on our most recent subscriber count and annualizing our average monthly revenue per user in the quarter ended September 30, 2021). Pantaya targets a large, untapped addressable over-the-top (“OTT”) market for U.S. Hispanic viewers, offering content directly to viewers on smart phones, connected TVs and other internet-enabled devices. According to Collage Group, there are 34 million Spanish dominant and bicultural adults over the age of 18 in the U.S. accessing at least one streaming service. Out of that group, 25.2 million want more reflective characters and seek out shows and movies about Hispanic characters and stories. According to the Pantaya Brands Study 2021 by the Collage Group, only 32% of Spanish dominant and bicultural adults over the age of 18 are aware of Pantaya. This provides a substantial addressable market for us to target. As of September 30, 2021, Pantaya’s Android app was in the top 15 and the iOS app was in the top 18 for entertainment apps in the United States, the number one grossing Spanish-language entertainment app for both Android and iOS, and the most downloaded Android entertainment app in Puerto Rico since June 1, 2021.
Headquartered in Miami, Florida, our portfolio consists of the following:

Pantaya:   the first ever premium subscription streaming service of Spanish-language media offering the largest selection of current and classic, commercial free blockbusters and exclusive rights to critically acclaimed movies and series from Latin America and the U.S. including original productions from Pantaya’s production arm, Pantelion, and titles from our library, as well as comedy series and concerts. The Company formed Pantaya in partnership with Lionsgate and launched the service in August 2017 with a 25% equity interest. On March 31, 2021, the Company acquired the remaining 75% equity interest from Lionsgate, and Pantaya is now a fully consolidated subsidiary of the Company. As of

September 30, 2021, Pantaya had 1.0 million subscribers.

Cinelatino:   the leading Spanish-language cable movie network with approximately 3.6 million subscribers in the U.S. and 13.9 million subscribers across Latin America and Canada. Cinelatino is programmed with a lineup featuring the best contemporary films and original television series from Mexico, Latin America, and the United States. Driven by the strength of its programming and distribution, Cinelatino is the highest rated Spanish-language original movie network in the U.S.

WAPA:   the leading broadcast television network and television content producer in Puerto Rico. WAPA has been the #1-rated broadcast television network in Puerto Rico since the start of Nielsen audience measurement eleven years ago. WAPA is Puerto Rico’s news leader and the largest local producer of news and entertainment programming, producing over 67 hours in the aggregate each week. Additionally, we operate WAPA.TV, a leading news and entertainment website in Puerto Rico, as well as mobile apps, featuring content produced by WAPA.

WAPA Deportes:   through its multicast signal, WAPA distributes WAPA Deportes, a leading sports television network in Puerto Rico, featuring MLB, the NBA and professional sporting events from Puerto Rico.

WAPA America:   a cable television network serving primarily Puerto Ricans and other Caribbean Hispanics living in the U.S. WAPA America’s programming features news and entertainment programming produced by WAPA. WAPA America is distributed in the U.S. to over 3 million subscribers, excluding digital basic subscribers.

Pasiones:   a cable television network dedicated to showcasing the most popular telenovelas and serialized dramas, distributed in the U.S. and Latin America. Pasiones features top-rated telenovelas from Latin America, Turkey, India, and South Korea (dubbed into Spanish), and is currently the highest rated telenovela cable television network in primetime. Pasiones has approximately 3.8 million subscribers in the U.S. and 15.6 million subscribers in Latin America.

Centroamerica TV:   a cable television network targeting Central Americans living in the U.S., the third largest U.S. Hispanic group and the fastest growing segment of the U.S. Hispanic population. Centroamerica TV features the most popular news and entertainment from Central America, as well as soccer programming from the top professional soccer leagues in the region. Centroamerica TV is distributed in the U.S. to over 3 million subscribers.

Television Dominicana:   a cable television network targeting Dominicans living in the U.S., the fifth largest U.S. Hispanic group. Television Dominicana airs the most popular news and entertainment programs from the Dominican Republic, as well as the Dominican Republic professional baseball league, featuring current and former players from MLB. Television Dominicana is distributed in the U.S. to over 2.2 million subscribers.

Canal 1:   the #3-rated broadcast television network in Colombia. We own a 40% interest in Canal 1 in partnership with leading producers of news and entertainment content in Colombia. The partnership was awarded a 10-year renewable broadcast television concession in 2016. The partnership began operating Canal 1 on May 1, 2017 and launched a new programming lineup on August 14, 2017. In July 2019, the Colombian government enacted legislation resulting in the extension of the concession license for an additional ten years for no additional consideration. The concession is now due to expire on April 30, 2037 and is renewable for an additional 20-year period.

Snap Media:   a distributor of content to broadcast and cable television networks and OTT, SVOD and AVOD platforms in Latin America. On November 26, 2018, we acquired a 75% interest in Snap Media, and in connection with the acquisition, Snap Media entered into a joint venture with MarVista Entertainment, LLC (“MarVista”), an independent entertainment studio and a shareholder of Snap Media, to produce original movies and series. Snap Media is responsible for the distribution of content owned and/or controlled by our Networks, as well as content to be produced by the production joint venture between Snap Media and MarVista. On July 15, 2021, the Company entered into an omnibus agreement, pursuant to which, minority shareholders relinquished the 25% non-controlling interest in Snap Media, at which point Snap Media became a wholly owned subsidiary of the Company.

REMEZCLA: a digital media company targeting English speaking and bilingual U.S. Hispanic millennials through innovative content. On April 28, 2017, we acquired a 25.5% interest in REMEZCLA.
Hemisphere was incorporated in Delaware on January 16, 2013. Shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) are publicly traded under the symbol “HMTV” on NASDAQ.
Our Strategy
Our strategy in the U.S. is to provide unique programming focused on the large and rapidly growing U.S. Hispanic population, including super serving those segments often overlooked by our competitors. Our networks allow many viewers in the U.S. to feel connected with their home countries, including high quality, differentiated local news, sports and premium entertainment content. For instance, WAPA America is the only nightly newscast from Puerto Rico created for U.S. Hispanics, which is a part of the network’s over 67 hours of weekly original news and entertainment programming. Additionally, Pasiones remains the highest rated telenovela cable network in primetime to offer unique and popular telenovelas from around the globe. Pantaya furthers our deep and broad reach among the U.S. Hispanic population, as the leading premium subscription Spanish-language SVOD service to cater to this highly attractive demographic. By focusing on these specific Hispanic markets, we provide targeted, attractive and relevant content, while avoiding direct competition with channels such as Univision and Telemundo, which more acutely target the U.S. Mexican demographic. We believe that our portfolio of brands offers the only platform that speaks to all segments of the U.S. Hispanic population.
WAPA has been the #1-rated broadcast television network in Puerto Rico since the start of Nielsen audience measurement eleven years ago and management believes it is highly valued by its viewers and cable, satellite and telecommunications service providers. WAPA is distributed by all pay-TV distributors in Puerto Rico and has been successfully growing subscriber revenue. WAPA’s primetime household rating from January through September 2021 was over four times higher than the most highly rated English-language U.S. broadcast network in the U.S., NBC, and higher than the combined ratings of CBS, NBC, ABC and FOX. As a result of its ratings success since the start of Nielsen audience measurement, management believes WAPA is well positioned for future growth in subscriber revenue.
WAPA America, Cinelatino, Pasiones, Centroamerica TV and Television Dominicana occupy a valuable and unique position, as they are among the small group of Hispanic cable networks to have achieved broad distribution in the U.S. We expect WAPA America, Cinelatino and Pasiones to launch on YouTube TV in the quarter ending March 31, 2022, further accelerating the breadth of their distribution. As a result, management believes our U.S. cable networks are well-positioned to benefit from growth in both the growing national advertising spend targeted at the highly sought-after U.S. Hispanic cable television audience, and growth in the U.S. Hispanic population, which is expected to continue its long-term upward trajectory. The U.S. Census Bureau estimated that nearly 60.5 million Hispanics resided in the United States in 2019, representing an increase of more than 25 million people between 2000 and 2019, and that number is projected to grow to 75 million by 2030. U.S. Hispanic television households grew by 33% during the period from 2010 to 2021, from 12.9 million households to 17.2 million households. Although our U.S. cable networks total subscribers declined during 2020, given the projected growth of the U.S. Hispanic population, we are optimistic that our U.S. cable networks total subscribers will see renewed long-term growth.
Our strategy in Latin America is to make similar strides as our networks in the U.S. Additionally, Canal 1 represents one of only three national broadcast television networks in Colombia, the second largest Latin American advertising market (excluding Brazil). We believe that Canal 1 can create a compelling, differentiated programming option in Colombia, similar to our experience with WAPA in Puerto Rico. In Latin America, Cinelatino and Pasiones are included in basic broadcast packages. We believe we are underpenetrated in the market, which provides room for growth and increased market share. We believe that our business model is highly scalable and that we could drive profitable growth by replicating this model across Latin America.
We believe that our platform value is significant, allowing us to leverage content and distribution relationships across different geographies. We are able to use compelling content that we own or have licensed across our media properties, giving us economies of scale.
Our objective is to maintain and improve our position as a leading U.S. Spanish-language media company serving the U.S. Hispanic and Latin American markets by, among other things:
Growing subscriber revenue—We believe Pantaya and our Networks are well-positioned to further grow our subscriber revenue, fueled by strong ratings, continued growth in our target demographic audiences and robust content portfolio. For example, WAPA entered into renewals with two of the largest Distributors in Puerto Rico on very favorable terms by virtue of its dominance in the Puerto Rico market, and these agreements will generate significant subscriber revenue growth for us. With no reverse compensation, our subscriber revenue has high margin flow through to income. We expect to continue to expand the distribution of our Networks in the U.S. through virtual MVPDs, such as YouTube TV, launches in the coming year, and our two Latin American cable networks on additional systems in under-penetrated markets. For example, on April 1, 2019, Pasiones was launched by Charter Communications, Inc. across Spectrum’s systems nationally in the U.S. and, as a result, Pasiones is now available on all major Distributors nationwide. Pantaya launched on YouTube TV in the quarter ended September 30, 2021, expanding its customer base and driving subscriber revenue. As multi-channel video distributors, such as cable, satellite and telecommunications service providers, which we refer to MVPD, and app platform distributors become more focused on targeting the Hispanic audience as a way to grow subscribers, we believe that our Networks and SVOD service will be well-positioned to capture the upside. In Latin America, Cinelatino and Pasiones are each currently distributed to only approximately 26% of pay-TV subscribers (excluding Brazil), creating an opportunity to expand distribution through new launches. We plan to leverage the promotional strength of our Networks to meaningfully accelerate Pantaya’s subscriber growth.
Investing in content for our Networks to build viewership—We have made substantial investment in our programming and marketing efforts in order to expand our distribution reach, build viewership and subscriber base, as well as increase our attractiveness to advertisers. We will continue to invest in programming in 2022 through original production, licensing and acquisition. Pantaya is set to more than double its slate of original premium content in the coming year, increasing both the quality and volume of its programming, including through leveraging studios in Puerto Rico. At WAPA, we have successfully created a highly differentiated content strategy and in doing so, have maintained a #1 ratings ranking in the Puerto Rico market for twelve consecutive years. Cinelatino, as the only buyer of scale that can cover both the U.S. and Latin American markets for television rights to Spanish-language films, is well-positioned to acquire the best content available at favorable terms and has built an expansive content library.
Driving growth in advertising sales—We continue to see a large opportunity to increase our advertising revenues. Our U.S. cable networks are well positioned to benefit from the advertising spend targeted at the highly sought-after U.S. Hispanic audience. Over the past ten years, Hispanics have accounted for 51% of all U.S. population growth, outpacing all other non-Hispanic groups. U.S. Hispanics are an attractive group for advertisers with massive and rapidly growing buying power expected to reach $2.6 trillion by 2024, according to Nielsen Diverse Intelligence Series, 2020. From 2010 to 2019, Hispanic buying power increased by 69%, outpacing non-Hispanics, whose buying power increased by 41% during the same time, according to The Multicultural Economy, 2019 by the Selig Center for Economic Growth. We offer a unique and differentiated target audience for our advertisers, driven by our targeted demographic and our ability to segment the U.S. Hispanic population. The Latin American feed of Cinelatino remains commercial-free, presenting an opportunity to be converted to an ad-supported model in select robust advertising markets.
Develop and expand content licensing revenue—Presently, our two primary revenue streams are subscriber revenue and advertising revenue, but we believe an opportunity exists to grow our revenues from content licensing. We own and control all media rights for a vast majority of our content and we continue to produce original content for our channels. In November 2018, we acquired Snap Media, which provides us with the expertise and relationships to expand our content licensing business. Our strategy is to window content across our platforms and to license the content to third parties for exploitation on free-TV, pay-TV, OTT, SVOD and AVOD platforms in the U.S. and Latin America. We believe this high-margin revenue from content licensing will help drive our revenue growth and profitability.
Well-positioned to capture growth from over-the-top distribution—We believe that the digital media opportunity has the potential of providing long-term growth and value, and that we are well-positioned to capture that upside. We own digital rights for the vast majority of our content and are distribution agnostic when it comes to capturing viewers wherever and however they choose to consume video content.
Opportunity to expand data analytics with in-house technology platform—We continue to believe in the value of listening to our customers and responding with content that is meaningful and applicable. To that end, we are in the process of migrating off of the Starz, LLC technology platform and creating a content and marketing infrastructure of our own. With growth at Pantaya, we will be able to generate more data-driven insights regarding our customers and their preferences and stay at the cutting edge of market trends.
Acquisition-driven growth—We continue to look for attractive opportunities that are complementary and accretive to our existing business. We intend to take a long-term view and primarily seek opportunities which will expand our leadership position in the fast growing and highly desirable Spanish-language media market in the U.S. and Latin America. We intend to seek a variety of acquisition opportunities, including businesses where we believe a catalyst for value realization is already present, or where we can realize synergies with our existing businesses. These may include Spanish-language cable networks distributed in the U.S., Latin American broadcast and cable television networks, radio stations, production companies and content libraries.
Revenue Sources
Our two primary sources of revenues are advertising revenue and subscriber revenue. All of our Networks derive revenues from advertising. Advertising revenue is generated from the sale of advertising time, which is typically sold pursuant to advertising orders with advertisers. Our advertising revenue is tied to the success of our programming, including the popularity of our programming with our target audience. Our advertising is variable in nature and tends to reflect seasonal patterns of our advertisers’ demand, which is generally greatest during the fourth quarter of each year, driven by the holiday buying season. In addition, Puerto Rico’s political election cycle occurs every four years and we benefit from political advertising in an election year. For example, in 2020, we experienced higher advertising sales as a result of political advertising spending during the 2020 Puerto Rico gubernatorial elections. The next gubernatorial election in Puerto Rico will be in 2024.
All of our Networks receive fees paid by MVPDs. These revenues are generally based on a per subscriber fee pursuant to multi-year contracts, commonly referred to as “affiliation agreements,” which typically provide for annual rate increases. The specific subscriber revenue we earn varies from period to period, Distributor to Distributor and also varies among our Networks, but is generally based upon the number of each Distributor’s paying subscribers who receive our Networks. The terms of certain non-U.S. affiliation agreements provide for payment of a fixed contractual monthly fee. Changes in subscriber revenue at our Networks are primarily derived from changes in contractual affiliation rates charged for our Networks and changes in the number of subscribers. MVPDs report their subscriber numbers to our Networks generally on a two month lag. We record revenue based on estimates of the number of subscribers utilizing the most recently received remittance reporting of each MVPD, which is consistent with our past practice and industry practice. Revenue is recognized on a month by month basis when the performance obligations to provide service to the MVPDs is satisfied. Payment is typically due and received within sixty days of the remittance. Our Networks depend upon agreements with a limited number of Distributors.
We also generate subscriber revenue from monthly subscriptions to Pantaya, our SVOD service. The SVOD service is available directly to consumers through our web application as well as through distribution partners. Certain distribution partners charge a per subscriber fee, which is recorded in cost of revenues. Subscribers are billed at the start of their monthly or annual membership and revenue is recognized ratably over each applicable membership period. Subscriber revenue varies from period to period and is generally based upon the number of paying subscribers to our SVOD service. Estimates of revenue generated but not yet reported by the Company’s third party Distributors are made based on the estimated number of subscribers using the most recently received remittance reporting from each Distributor, which is consistent with our past practice and industry practice.
We continually review the quality of our programming to ensure that it is maximizing our platforms’ viewership and giving our platforms’ subscribers a premium, high-value experience. Growth in our subscriber revenue will, to a certain extent, be dependent on the growth in direct subscribers to our SVOD service, growth in subscribers of the cable, satellite and telecommunication service providers distributing our Networks as well as the app platforms distributing our SVOD service, new system launches including launches on virtual MVPDs (e.g. YouTube TV, Hulu, etc.) and continued carriage of our Networks and SVOD service by our distribution partners. Our revenues also benefit from contractual rate increases stipulated in most of our affiliation agreements.
Industry
U.S. Hispanic Market
Hispanics represent the largest minority group in the U.S. at 18% of the total U.S. population and a rapidly expanding demographic, accounting for 60% of the total U.S. population growth between 2000 and 2019. The U.S. Census Bureau estimated that 60.5 million Hispanics resided in the United States in 2019, an increase of more than 25 million people between 2000 and 2019. This trend is expected to continue as the U.S. Hispanic population is projected to grow to 75 million by 2030, an increase of 24% from 2019. As a result of this growth, the U.S. Hispanic market represents massive addressable market equivalent to the eighth largest economy in the world and with buying power expected to reach $1.9 trillion by 2022. In addition, the Hispanic population on average is significantly younger than the overall population. For example, the median age of U.S. Hispanics is 30, which is 14 years younger than the median age for non-Hispanic whites.
Not only is the Hispanic population in the U.S. significantly younger than the overall population, but the Hispanic population is more connected and more inclined to consume information online. Connected device penetration is significantly higher, with ownership of smartphones, computers and smart TVs over-indexed to the total U.S. population by 104%, 113% and 125%, respectively. Four out of ten hours of Hispanic TV content viewing are streamed, and the Hispanic population over-indexes on streaming as their number one source of entertainment, at 34% versus 28% for the total U.S. population. Moreover, Hispanics average 4.9 subscription services compared to 3.9 for non-Hispanic whites according to Independent Pricing Study by Price AI, 2021 and Horowitz’s State of Pay TV, OTT & SVOD 2021 survey (mixed methodology online / phone).
Claritas estimates that as of January 1, 2021, about 62% of the U.S. Hispanic population was of Mexican origin, followed by Puerto Rican, the second largest Hispanic national group, at approximately 10%. There are more than 6.2 million Puerto Ricans and an additional 5.6 million Hispanics from other Caribbean countries residing in the mainland U.S., and together, Puerto Ricans and other Caribbean Hispanics represent approximately 19% of the total U.S. Hispanic population. The Puerto Rican population in the U.S. (outside of Puerto Rico) grew 84% from 2000 to 2021, while the overall Caribbean Hispanic population grew 99% during the same time period, including the Dominican population which grew 130% from 2000 to 2021.

Caribbean Hispanics (WAPA America and Television Dominicana target audience)
Place of Origin	Population 2021	% of U.S. Hispanics
Puerto Rico	6,255,662	9.8%
Cuba	2,308,779	3.6%
Dominican Republic	1,759,446	2.8%
Colombia	1,239,606	1.9%
Venezuela	307,551	0.5%
Total Caribbean Hispanics	11,871,044	18.6%

Source: 2020 Claritas
Central Americans are the third largest U.S. Hispanic regional population group in the U.S. (behind Mexicans and Caribbean Hispanics), and represent the fastest growing segment of the U.S. Hispanic population. There are over 5 million Central Americans residing in the U.S., an increase of 218% since 2000. Central Americans comprise approximately 8% of the U.S. Hispanic population in 2021, compared to approximately 4% in 2000.
Central American Hispanics (Centroamerica TV target audience)
Place of Origin	Population 2021	% of U.S. Hispanics
El Salvador	2,071,206	3.3%
Guatemala	1,309,061	2.1%
Honduras	815,698	1.3%
Nicaragua	437,709	0.7%
Panama	227,514	0.4%
Costa Rica	170,627	0.3%
Total Central American Hispanics	5,031,815	7.9%

Source: 2020 Claritas
Hispanic Television and Pay-TV Landscape
Within the U.S. cable network industry, the U.S. Hispanic demographic is attractive for a number of reasons:
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Growth in Hispanic TV households:   U.S. Hispanic television households grew by 33% during the period from 2010 to 2021, from 12.9 million households to 17.2 million households, over six times the overall U.S. television household growth of only 5.3%. The continued long-term growth of Hispanic television households creates a significant opportunity to reach an attractive audience at a time when overall household growth in the U.S. is more modest.

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Hispanic pay-TV subscribers:   Although Hispanic pay-TV subscribers declined during 2020, given the expected growth in the Hispanic population in the U.S., we are optimistic that Hispanic pay-TV subscribers will see renewed long-term growth, particularly as our Networks launch on virtual MVPDs.

Television Viewing and Language Preferences
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Hispanics Enjoy Movies:   In 2019, the last year in which data is available, Hispanics made up only 18% of the U.S. population, yet they comprised 26% of the country’s frequent moviegoers (i.e., those who attend movies at least once per month). In fact, the President of the National Association of Theater Owners described Hispanics as “the most valuable component of moviegoers.” In 2019, Hispanics saw 4.7 movies per year, higher than any other ethnicity group.

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Hispanics Prefer Television in Spanish:   Spanish remains the most used language in the home by U.S. Hispanic adults, and this powerfully influences television viewing habits. According to Nielsen, 58% of Hispanics aged 18 and over speak Spanish as much as or more than English in their homes. Spanish-dominant or bilingual (Spanish/English Equal) homes comprise about 64% of U.S. Hispanic households, and these homes exhibit a strong preference to watch television in their native language. In 2020, Spanish-dominant adults in key marketing demographics viewed 64% of television in Spanish and bilingual adults viewed about 20% of television in Spanish.

Hispanic Advertising Market
Persons living in Hispanic television households represent 18% of the total U.S. television household population and 11% of the total U.S. buying power, but the aggregate media spend targeted at U.S. Hispanics significantly under-indexes both of these metrics. As a result, advertisers have been allocating a higher proportion of marketing dollars to the Hispanic market, but U.S. Hispanic cable advertising still under-indexes relative to its consumption. Hispanic household income is growing much faster than the generally population making this an increasingly attractive demographic for advertisers. From 2010 to 2019, U.S. Hispanic buying power increased by 69%, outpacing non-Hispanics, whose buying power increased by 41% during the same time, according to The Multicultural Economy, 2019 by the Selig Center for Economic Growth.
Similar to the under-indexing of U.S. general market cable advertising relative to viewing share in the 1980’s and 1990’s, U.S. Hispanic cable advertising today significantly under-indexes relative to its share of the Spanish-language television audience. In 2018, the latest year in which U.S. Hispanic television advertising data is available, U.S. Hispanic cable networks garnered only 5% of total U.S. Hispanic national television advertising, while accounting for a 17% share of total Spanish-language television viewing in 2018. Viewing of Spanish-language cable networks as a percentage of total Spanish-language television viewing has grown dramatically from 11% in 2008 to 16% in 2020.
Latin American Market (excluding Brazil)
Pay-TV subscribers in Latin America grew by 17% from 2014 to 2020, and are projected to grow an additional 5 million from 55 million in 2020 to 60 million by 2025. Pay-TV penetration of television households has expanded from 46% in 2014 to 48% in 2020 and is projected to remain stable at 48% through 2025. Cinelatino and Pasiones are currently distributed to less than 30% of pay-TV subscribers in Latin America (excluding Brazil) presenting an attractive growth opportunity.
Colombia, where we own 40% of Canal 1, the #3-rated broadcast television network, is a large and appealing market for broadcast television. Colombia had a population of 51 million as of December 31, 2020, the second largest in Latin America (excluding Brazil). According to IBOPE, the three major broadcast networks in Colombia receive a 59% share of overall viewing. These factors result in an annual market for free-to-air television advertising of approximately $207 million (as converted utilizing the average foreign exchange rate during the period).
Puerto Rico Overview
The Commonwealth of Puerto Rico is a U.S. territory and has a U.S. dollar-based economy, U.S. rule of law and strong governmental ties to the United States. The broadcast television industry in Puerto Rico is regulated by the FCC, and the banking system is regulated under the U.S. system (Federal Deposit Insurance Corporation). Puerto Rico has a population of approximately 2.8 million, with an additional 6.2 million Puerto Ricans living in the mainland U.S. All Puerto Ricans are U.S. citizens.
Economy
Oxford Economics estimates the gross domestic product (GDP) for Puerto Rico decreased by 5.2% in 2020 due primarily to the adverse impact of the COVID-19 pandemic and the measures taken by the government in response to the same. They are estimating strong growth in 2021 as recovery from the COVID-19 pandemic continues, with GDP growth of 4.2%. Longer term, generous US funding for fiscal stimulus should allow gradual fiscal adjustment to remain viable. They are forecasting GDP growth of 3.3% in 2022 followed by GDP growth of 2.5% in both 2023 and 2024.
Puerto Rico has also made tremendous progress on the vaccination front. In fact, Puerto Rico has a lower rate of COVID-19 cases than any U.S. state and a higher rate of vaccination against COVID-19 than any state except Vermont (according to Centers for Disease Control and Prevention data as of November 10, 2021), which has facilitated a return to normalized commercial activity and strong growth in the advertising market. Most key economic metrics are trending very positively. The tourism and hospitality sector in Puerto Rico has seen tremendous growth. In August 2021, occupancy rates exceeded the comparable period in 2019 for the fourth consecutive month, according to Tourism Analytics. Year-to-date, airport passenger traffic has more than doubled compared to last year and has now exceeded 2019 levels, according to Tourism Analytics. For the nine months ended September 30, 2021, auto sales were up 66% compared to the nine months ended September 30, 2020 and 32% compared to the nine months ended September 30, 2019, according to the United Automobile Importers Group (based on units), and year-to-date cement sales through August were higher than the level of sales seen through the same periods in 2018 and 2019 when the island was rebuilding following the 2017 hurricanes, according to the Economic Development Bank for Puerto Rico.
Stimulus packages passed by Congress managed to contain some of the damage caused by the pandemic and saved many businesses from bankruptcy. The CARES act established the PUA (Pandemic Unemployment Assistance) and PPP (Pandemic Payroll Protection) programs. More than $16 billion in federal funds were assigned to the island. Combined with funds received due to damages from Irma and María, the past 4 years have seen more than $76 billion in federal funds assigned to the island, out of which approximately 43% have been disbursed. The continued disbursement of these funds, in addition to Puerto Rico’s leading rates of vaccination, should stimulate significant consumer spending and growing economic activity over the coming years.
Puerto Rico Broadcast Television Market
Puerto Rico has 1.3 million television households, comparable to that of a top 25 U.S. television market. Puerto Rico is the third largest U.S. Hispanic market behind Los Angeles and New York.
Puerto Rican television broadcasters capture the dominant share of viewership, which is unique relative to the U.S. The three primary broadcasters in Puerto Rico—WAPA, Telemundo and TeleOnce (formerly Univision)—collectively garner approximately 75% of all television household viewership in primetime, distinguishing Puerto Rico from the U.S. television market, where the four major national broadcast networks (ABC, CBS, NBC and Fox) garner a collective primetime audience share of approximately 25%. In fact, WAPA’s primetime household rating from January through September 2021 was over four times higher than the most highly rated English-language U.S. broadcast network in the U.S., NBC, and higher than the combined ratings of CBS, NBC, ABC and FOX.
Our Platforms and Joint Ventures
Pantaya
Started in 2016 and launched in 2017, Pantaya is a premier Spanish-language streaming service. Pantaya targets the growing U.S. Hispanic audience and offers a unique premium selection of blockbuster and critically acclaimed current theatrical releases and exclusive original series unavailable anywhere else. Pantaya owns the rights for many films, comprising the vast majority of Mexico’s domestic film box office since 2017 and 14 of the 20 highest grossing Mexican films of all time. In March 2021, we acquired the remaining 75% of Pantaya from Lionsgate that we did not already own.
Pantaya also has an in-house production studio, Pantelion, which has accounted for many of Pantaya’s hit programming. Pantaya has output deals with the top four film distributors in Mexico. We believe Pantaya has access to over 80% of theatrical productions from Mexico and the Caribbean and a wide breadth of genres and titles produced in the U.S., Mexico, Latin America and Spain, as well as to super star talent for future programming. As of September 30, 2021, Pantaya had 1.0 million subscribers.

WAPA
Headquartered in San Juan, Puerto Rico, WAPA is a full-power independent broadcast television network. WAPA was founded in 1954 as the second broadcast television network in the Caribbean and the third in Latin America. WAPA occupies a prime channel position (channel 4) together with its full power repeater stations, WTIN in Ponce and WNJX in Mayagüez. WAPA is also distributed by all cable, satellite and telecommunication service providers in Puerto Rico. WAPA has been the #1-rated broadcast television network in Puerto Rico since the start of Nielsen audience measurement eleven years ago.
WAPA is Puerto Rico’s news leader and the largest local producer of entertainment programming, producing over 67 hours in the aggregate each week. In addition to having Puerto Rico’s most watched news programming, WAPA’s top-rated local shows include Guerreros, an unscripted competition show. WAPA also licenses and televises blockbuster Hollywood movies and top-rated U.S. television series and telenovelas from around the globe dubbed into Spanish. This diverse and unique mix of programming has made WAPA the market leader in Puerto Rico.
WAPA owns a 66,500 square foot building which houses its state-of-the-art production facilities, television studios, and administrative offices. All of WAPA’s news and most of its local programs are produced at WAPA’s production facility.
In 2008, WAPA launched WAPA.TV, which is now one of the most visited local sites in Puerto Rico. WAPA.TV provides up-to-the-minute news and weather, promotional clips of WAPA’s most popular shows, additional video content not seen on WAPA, and a platform for viewers to share comments and interact, driving further audience engagement. In 2020, WAPA.TV’s mobile-optimized website and apps generated a total of 248 million page views and an average of 2.4 million monthly unique visitors.
WAPA Deportes
In 2009, WAPA launched WAPA Deportes in Puerto Rico through its multicast signal and carriage by all cable, satellite and telecommunications service providers in Puerto Rico. WAPA Deportes broadcasts various local and U.S. sports programming, including MLB, with exclusive television rights to the World Series, the NBA and other local professional sports. WAPA Deportes is the leading local sports network in Puerto Rico.
WAPA America
WAPA America, launched in 2004, is a Spanish-language cable television network targeting viewers from Puerto Rico, as well as the Dominican Republic, Cuba, Venezuela and Colombia (collectively referred to as “Caribbean Hispanics”), who reside in the U.S. Caribbean Hispanics are the second largest U.S. Hispanic population segment, representing 19% of the U.S. Hispanic population. WAPA America is distributed by all major U.S. cable, satellite and telecommunication operators to over 3 million subscribers, excluding digital basic subscribers. WAPA America televises the top-rated news and entertainment programming produced by WAPA, including the number one newscast in early fringe on Spanish Cable. WAPA America supplements its programming with acquired telenovelas and cultural programming, popular sports programming from Puerto Rico and other programming from WAPA’s library.
WAPA America is primarily distributed on Hispanic programming packages, which generally consist of channels such as Cinelatino, Pasiones, Centroamerica TV, Television Dominicana, CNN en Español, Discovery en Español, History en Español, ESPN Deportes and Fox Deportes (together, “Hispanic Programming Packages”). WAPA America is also distributed in more highly penetrated packages in the major markets of Orlando and Tampa. For more information, see “—Industry.”
Cinelatino
Cinelatino is the leading Spanish-language cable movie network with more than 17 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring what we believe to be the best contemporary films and original television series from Mexico, Latin America and the U.S. Cinelatino was launched in Mexico in 1993, and introduced into the U.S. in 1995.

Our programming strategy for Cinelatino is specifically intended to provide the audience with the broadest selection of the most popular and highest-quality films across all popular genres, from Mexico and all other Latin American geographies that have significant populations in the U.S., including Puerto Rico, the Dominican Republic, Colombia and Peru. Consistent with its programming strategy, Cinelatino has licensed the rights to many of the highest grossing box office films in Mexico. Cinelatino has exclusive rights to over 700 of the best Spanish-language titles for exclusive Pay TV and video on-demand, from suppliers across the globe. In July 2015, Cinelatino introduced advertising on its network. Driven by the strength of its programming and distribution, Cinelatino is the highest rated Spanish-language original movie network in the U.S. Additionally, leveraging its expansive content library, which includes theatrical films, made-for-television movies, series and other content acquired or licensed from third party suppliers, as well as its own original productions, Cinelatino licenses content to OTT services in the U.S. and Latin America.
Cinelatino has two feeds of its service, one that is distributed in the U.S. and a second that is distributed throughout Latin America and Canada. Cinelatino is distributed by all major U.S. cable, satellite and telecommunications operators on Hispanic Programming Packages and has over 3.5 million U.S. subscribers. For more information, see “—Industry.”
Cinelatino is also distributed by many Latin American pay television distributors, generally on basic video packages, and has approximately 13.9 million subscribers throughout Latin America. Cinelatino is presently distributed to less than 30% of all pay-TV subscribers throughout Latin America (excluding Brazil), representing a growth opportunity.
Pasiones
Pasiones, launched in August 2008, focuses on one of the most popular program genres among Hispanics, telenovelas. The network sets itself apart by showcasing telenovelas produced in Latin America, Turkey, India, South Korea and other countries (dubbed into Spanish), in contrast to competitor networks such as Univision TLNnovelas, which focus almost exclusively on Mexican telenovelas. This diverse programming strategy made Pasiones the highest rated telenovela cable television network in primetime in 2020. In owning both Pasiones and Cinelatino, we provide content in two of the most popular genres with Hispanics, telenovelas and movies.
Pasiones has two feeds of its service, one that is distributed in the U.S. and a second that is distributed throughout Latin America. Pasiones is distributed by all major U.S. cable, satellite and telecommunications operators on Hispanic Programming Packages and has over 3.8 million U.S. subscribers. For more information, see “—Industry.”
Pasiones is also distributed by many Latin American pay television distributors, generally on basic video packages, and has approximately 15.6 million subscribers throughout Latin America. Pasiones is presently distributed to less than 30%of total pay-TV subscribers throughout Latin America (excluding Brazil), representing a growth opportunity.
Centroamerica TV
Centroamerica TV, launched in September 2004, is the leading network targeting the more than 5 million Central Americans living in the U.S. Central Americans are the third largest U.S. Hispanic population group, and represent the fastest growing segment of the U.S. Hispanic population, having grown 218% from 2000-2021. Centroamerica TV features news and entertainment programming from leading television broadcast networks in El Salvador, Honduras, Costa Rica, Guatemala, and Panama, as well as exclusive soccer programming from the top professional leagues in the region.
Centroamerica TV has approximately 3.3 million subscribers in the U.S. and is distributed on Hispanic Programming Packages. For more information, see “—Industry.”
Television Dominicana
Television Dominicana, launched in November 2005, is the leading network targeting the more than 1.7 million Dominicans living in the U.S. Dominicans are the fifth largest U.S. Hispanic population group and have grown by 130% from 2000-2021. Television Dominicana airs news and entertainment programming from leading content producers in the Dominican Republic, as well as the Dominican Republic professional baseball league featuring current and former players from MLB.
Television Dominicana currently has approximately 2.2 million subscribers in the U.S. and is distributed on Hispanic Programming Packages. For more information, see “—Industry.”
Snap Media
On November 26, 2018, we acquired a 75% interest in Snap Media. Snap Media is a distributor of content to broadcast and cable television networks and OTT, SVOD and AVOD platforms in Latin America. In connection with the acquisition, Snap Media entered into a joint venture with MarVista, an independent entertainment studio and a shareholder of Snap Media, to produce original movies and series. Snap Media is responsible for the distribution of content owned and/or controlled by our networks, as well as content to be produced by the production joint venture between Snap Media and MarVista.
Joint Ventures/Investments
On November 30, 2016, we, in partnership with Colombian content producers, Radio Television Interamericana S.A., Compania de Medios de Informacion S.A.S. and NTC Nacional de Television y Comunicaciones S.A., were awarded a ten (10) year renewable television broadcast concession license for Canal 1 in Colombia. Canal 1 is one of only three national broadcast television networks in Colombia. The partnership began operating Canal 1 on May 1, 2017. In July 2019, the Colombian government enacted legislation resulting in the extension of the concession license for an additional ten years for no additional consideration. The concession is now due to expire on April 30, 2037 and is renewable for an additional 20-year period. Canal 1 is the #3-rated broadcast television network in Colombia. At December 31, 2020, we owned a 40% interest in the joint venture, which is deemed a VIE that is accounted for under the equity method.
On April 28, 2017, we acquired a 25.5% interest in REMEZCLA, digital media company targeting English speaking and bilingual U.S. Hispanic millennials through innovative content. The investment is accounted for under the equity method.
On November 26, 2018, Snap Media acquired a 50% interest in Snap JV, LLC (“Snap JV”) (we own 75% of Snap Media), a joint venture with MarVista, to co-produce original movies and series. The investment is deemed a VIE that is accounted for under the equity method. We expect to wind down this joint venture in the near term.
Our Competition
We compete for the development and acquisition of programming, distribution of our Networks and Pantaya, selling of commercial time on our Networks, viewership of our Networks and Pantaya, and on-air and creative talent.
Pantaya has numerous competitors who offer subscription streaming services, including Netflix, Discovery, Viacom, Disney, Amazon and AT&T. Additionally, Univision has announced that they are launching their own subscription streaming service in 2022. These competitors may secure better terms from content suppliers, adopt more aggressive pricing and devote more resources to product development, technology, infrastructure, content acquisitions and marketing. We also compete with providers of AVOD, which offer consumers free content in exchange for viewing advertisements.
Our Networks compete with other Spanish-language broadcast and cable television networks, streaming platforms and other digital media companies for the acquisition of programming, viewership, the sale of advertising and creative talent. Our ability to produce and acquire popular content impacts our viewership and the sale of advertising.
We also compete with both Spanish-language and English-language broadcast and cable television networks for distribution of our Networks and the fees paid by cable, satellite and telecommunication service providers. Our ability to retain and secure distribution agreements is necessary to maintain and grow subscriber revenue, and to attain viewership which drives advertising sales. Our contractual agreements with Distributors are renewed or renegotiated from time to time in the ordinary course of business. The launch of new networks and consolidation within the cable and satellite distribution industry may adversely affect our ability to obtain and maintain distribution of our Networks.
Additionally, new entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Companies also may enter into business combinations or alliances that strengthen their competitive positions.
Certain technological advances, including the increased deployment of fiber optic cable, are expected to allow cable and telecommunication video service providers to continue to expand both their channel and broadband distribution capacities and to increase transmission speeds. In addition, the ability to deliver content via new methods and devices is expected to increase substantially. The impact of such added capacities is hard to predict, but the development of new channels of content distribution could lead to increased competition for viewers by facilitating the emergence of additional channels and mobile and internet platforms through which viewers could view programming that is similar to that offered by our Networks.
WAPA competes with broadcast television networks and cable television networks in Puerto Rico for audience viewership, advertising sales, and programming. WAPA’s main competitor is the Puerto Rican Telemundo affiliate, which relies heavily on programming from the U.S., consisting primarily of telenovelas produced in Mexico, the U.S. and Latin America. There are a few other local broadcasters, but they tend not to be competitive due to weak programming and/or poor signal quality. In addition, while all major English-language U.S. broadcast networks have local affiliates, they are, for the most part, low power stations with nominal ratings. Cable channels are generally not competitive, as they tend to be U.S.-based, English-language channels with little relevance to the Spanish-speaking Puerto Rican audience, and pay television is much less widely penetrated in Puerto Rico than the U.S. WAPA has effectively customized its programming for the viewing preferences of the Puerto Rican market with more local entertainment and news programming than its competitors, as well as blockbuster Hollywood movies and hit U.S. television series (dubbed into Spanish). As a result, since the start of Nielsen audience measurement, WAPA has been the ratings leader for the past eleven years. WAPA Deportes competes for viewership, advertising sales and programming with other channels offering similar sports programming in Puerto Rico. Competitors include U.S.-based cable networks, such as ESPN, TNT, and TBS. WAPA.TV, WAPA’s mobile-optimized website, directly competes with other local news, weather and entertainment sites for traffic and advertising sales. To some extent, WAPA.TV also competes with search engines and social networks, such as Google and Facebook, for digital advertising revenue.
Many of the competitors noted in this section have long operating histories, large customer bases, strong brand recognition, exclusive rights to certain content and significant financial, marketing and other resources, and our financial resources may be relatively limited when contrasted with many of these competitors.
Corporate Information
We are a Delaware corporation, organized in January 2013. Our principal executive office is located at 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida. Our telephone number is (305) 421-6364. Our website address is www.hemispheretv.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement.
Summary Risk Factors
Participating in this offering involves substantial risk. Some of the more significant challenges and risks we face include the following:
•
The ongoing COVID-19 pandemic has had and could continue to have significant negative effects on our Business and poses risks to our Business, results of operations and financial position, as well as our investment in a joint venture among us and Radio Television Interamericana S.A., Compania de Medios de Informacion S.A.S. and NTC Nacional de Television y Comunicaciones S.A. to operate a broadcast television network in Colombia, Canal 1;

•
Service providers could discontinue or refrain from carrying our Networks, decide not to renew their distribution agreements or renew on less favorable terms, which could substantially reduce the number of viewers and harm our Business and operating results;

•
The success of our Business is dependent upon advertising revenue, which is seasonal and cyclical, and will also fluctuate as a result of a number of other factors, some of which are beyond our control;

•
If our Networks’ or Pantaya’s viewership declines for any reason, or our audience ratings decline for any reason or our Networks fail to develop and distribute popular programs, our advertising and subscriber fee revenues could decrease;

•
Our Networks and Pantaya may not be able to grow their subscribers and/or affiliate revenue, or such subscribers and/or revenues may decline and, as a result, our revenues and profitability may not increase and could decrease;

•
Demand for our programming and our Business, financial condition and results of operations are affected by changes that impact Hispanics living in the United States;

•
The television markets in which our Networks operate is highly competitive, and we may not be able to compete effectively, particularly against competitors with greater financial resources, brand recognition, marketplace presence and relationships with service providers;

•
Interpretation of certain terms of our distribution agreements may have an adverse effect on the distribution payments we receive under those agreements;

•
We have operations, properties and viewers that are located in Puerto Rico and Florida and could be adversely affected in the event of a hurricane or other extreme weather conditions;

•
A large portion of our revenue is generated from a limited number of customers, and the loss of these customers could adversely affect our Business;

•
The success of our Business is highly dependent on the existence and maintenance of intellectual property rights in the entertainment products and services we create; and

•
The cable, satellite and telco-delivered television industry is subject to substantial governmental regulation for which compliance may increase our Networks’ costs, hinder our growth and possibly expose us to penalties for failure to comply.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. These and other risks are more fully described in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. There may be additional risks that we consider immaterial or which are unknown in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our Class A common stock.

The Offering
The summary below describes the principal terms of this offering. The “Description of Capital Stock” section of the accompanying prospectus contains a more detailed description of the shares of our Class A common stock.
Class A common stock offered by us
6,000,000 shares of Class A common stock.
Option to purchase additional shares
We have granted the underwriters the right to purchase up to an additional 900,000 shares of Class A common stock within 30 days from the date of this prospectus supplement.
Class A common stock outstanding
As of November 10, 2021, we had 20,550,862 shares of Class A common stock outstanding. After giving effect to this offering, as of November 10, 2021, we would have had 26,550,862 shares of Class A common stock outstanding.
Assuming the conversion of all shares of Class B common stock, after giving effect to this offering, we would have had 46,271,243 shares of Class A common stock outstanding as of this date.
Class B common stock outstanding
As of November 10, 2021, we had 19,720,381 shares of Class B common stock outstanding.
Voting rights
All shares of our capital stock vote together as a single class. Shares of our Class A common stock are entitled to one vote per share. Shares of our Class B common stock are entitled to 10 votes per share. As of November 10, 2021, 15,744,913 shares of Class B common stock and no shares of Class A common stock, representing 72% of the combined voting power of our capital stock, were held directly or indirectly by our principal stockholder, Gato Investments LP (“Gato”).
Following this offering, 15,744,913 shares of Class B common stock and no shares of Class A common stock, representing 70.4% of the combined voting power of our capital stock will be held directly or indirectly by our principal stockholder, Gato. See “Description of Capital Stock” in the accompanying prospectus.
Exchange/conversion
Shares of our Class B common stock are convertible on a one-for-one basis into shares of Class A common stock at any time in the holder’s sole discretion. Each share of our Class B common stock will be deemed to have been converted automatically into a share of our Class A common stock upon transfer to any transferee other than certain permitted transferees.
Non-binding indication of
interest
An entity affiliated with Searchlight (the “Searchlight Investor”) has made a non-binding indication of interest that it may place an order for shares of Class A common stock in this offering. Searchlight II HMT, L.P., an affiliate of Searchlight (“Searchlight II”) is the sole limited partner of Gato, our controlling stockholder, and two of our directors are affiliated with Searchlight. The stockholders agreement among the Company, Gato, InterMedia Hemisphere Roll-Over L.P., InterMedia Partners VII, L.P., Gemini Latin Holdings, LLC, Peter M. Kern, and Searchlight II, dated as of September 6, 2016 (as amended, the “Stockholders Agreement”) provides that none of Gato or

Searchlight II or their affiliates may buy any securities of the Company, except that Searchlight II or any of its affiliates may purchase up to two million shares of Class A common stock. If the Searchlight Investor purchases more than two million shares of Class A common stock in this offering, we intend to enter, subject to the approval of our independent directors, into an amendment to the Stockholders Agreement that would permit Searchlight II or any of its affiliates to purchase at any time shares of Class A common stock in an amount that would allow Searchlight II and its affiliates to maintain their percentage ownership of our Class A common stock determined immediately prior to the completion of this offering, calculated assuming that all of outstanding shares of Class B common stock are converted into shares of Class A common stock and that Gato distributes of all of its shares of our common stock to its limited partner.
Use of proceeds
We estimate that the net proceeds from our sale of shares of Class A common stock in this offering will be approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds” in this prospectus supplement.
Dividend policy
We do not expect to pay any dividends or other distributions on our shares of common stock in the foreseeable future. We currently intend to retain future earnings. See “Dividend Policy.”
NASDAQ trading symbol
HMTV.
Risk factors
Investing in our shares of Class A common stock involves substantial risks. See “Risk Factors” in this prospectus supplement and in the accompanying prospectus and “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 for a description of certain of the risks you should consider before investing in our shares of Class A common stock.
In this prospectus supplement, unless otherwise indicated, the number of shares of our Class A common stock outstanding and the other information based thereon:
•
excludes 19,720,381 shares of Class A common stock as of November 10, 2021 issuable upon the conversion of shares of Class B common stock;

•
excludes 4,436,667 shares of Class A common stock issuable upon the exercise of stock options outstanding as of November 10, 2021 at an average exercise price of $11.71;

•
excludes 3,098,426 shares of Class A common stock reserved as of November 10, 2021 for future grant or issuance of equity awards under our Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan; and

•
assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock.

For a description of our Class A common stock and Class B common stock, see “Description of Capital Stock” in the accompanying prospectus.

Summary Historical And Pro Forma Consolidated Financial Data
The following tables set forth our summary selected historical financial data as of September 30, 2021 and for the nine months ended September 30, 2021 and September 30, 2020, and as of December 31, 2020 and for the years ended December 31, 2020 and 2019. The summary selected historical financial data as of December 31, 2020 and for the years ended December 31, 2020 and 2019 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference herein. The summary selected historical financial data of September 30, 2021 and for the nine months ended September 30, 2021 and September 30, 2020 has been derived from our unaudited consolidated financial statements, which are incorporated by reference herein. The unaudited consolidated financial statements include all adjustments which we consider necessary for a fair presentation of our financial position and results of operations for these periods. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2021. The summary selected historical consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-Q and our quarterly report on Form 10-Q for the three and nine months ended September 30, 2021 and our consolidated financial statements and the related notes which are incorporated by reference herein.
On March 31, 2021, we acquired (the “Pantaya Acquisition”) from Artisan Home Entertainment Inc. its seventy five percent (75%) equity interest in Pantaya, LLC (“Pantaya”). Prior to the Pantaya Acquisition, the Company owned a twenty five percent (25%) equity interest in Pantaya, and as a result of the acquisition, Pantaya is now a wholly owned consolidated subsidiary.
The summary unaudited pro forma consolidated financial data presented below gives effect to the Pantaya Acquisition as if it had occurred on January 1, 2020. The summary unaudited pro forma consolidated financial data is based on, and should be read in conjunction with, the Company’s financial statements included in the Annual Report on Form 10-K, and Pantaya’s annual audited consolidated financial statements for its year ended March 31, 2021 included in Exhibit 99.1 to the Company’s current report on Form 8-K/A filed on June 16, 2021. As permitted under Rule 11-02 of Regulation S-X, because the difference between the Company’s and Pantaya’s fiscal year ends are less than 93 days, the unaudited pro forma consolidated statement of operations data for the year ended December 31, 2020 was prepared using the Company’s and Pantaya’s annual audited statements of operations for the years ended December 31, 2020 and March 31, 2021, respectively.
The Company’s and Pantaya’s historical consolidated financial statements were adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated financial statements do not reflect any revenue enhancements or cost savings from operating efficiencies or synergies which could result from the Pantaya Acquisition.
The pro forma adjustments are based upon available information and assumptions that the managements of Company and Pantaya believe reasonably reflect the Pantaya Acquisition. The unaudited pro forma consolidated financial statements data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Pantaya Acquisition occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or the financial position of the Company.

Selected Statement of Operations Information:
	Year Ended December 31,		Pro Forma Year ended	Nine Months Ended September 30,
(Amounts in thousands except for per share data)	2019	2020	December 31, 2020 and March 31, 2021	2020	2021
Net Revenues	$149,387	$151,184	$196,779	$104,316	$138,828
Operating Income	49,234	41,700	22,702	26,450	4,882
Income (loss) before income taxes	8,615	6,854	(15,711)	(5,058)	16,771
Income tax expense	(12,086)	(8,992)	(6,694)	(5,873)	(4,532)
Net (loss) income	(3,471)	(2,138)	(22,405)	(10,931)	12,239
Net loss attributable to non-controlling interest	104	903	903	118	32
Net (loss) income attributable to the Company	$(3,367)	$(1,235)	$(21,502)	$(10,813)	$12,271
Basic net (loss) income per share	$(0.09)	$(0.03)	$(0.54)	$(0.27)	$0.31
Diluted net (loss) income per share	$(0.09)	$(0.03)	$(0.54)	$(0.27)	$0.31
Weighted average shares outstanding
Basic	39,158	39,434	39,580	39,415	39,578
Diluted	39,158	39,434	39,580	39,415	39,960
Selected Balance Sheet Information:
	As of September 30, 2021
	(Actual)	(As adjusted)(1)
Cash	$54,680	$117,959
Goodwill	236,764	236,764
Other intangibles, net	120,879	120,879
Other assets	7,429	7,429
Total assets	603,871	658,551
Total liabilities	355,175	355,175
Total stockholders’ equity	$248,696	$303,376

(1)
Reflects the consummation of the offering, without reflecting fees and expenses other than the underwriters’ discount and assuming a public offering price equal to the last reported sale price of our Class A common stock as reported by NASDAQ on November 12, 2021 and that the underwriters do not exercise their option to purchase additional shares.

Reconciliation Of GAAP To Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. GAAP, we have presented a certain non-GAAP financial measure, “Adjusted EBITDA.” Management uses this measure to assess the operating results and performance of the business, perform analytical comparisons and identify strategies to improve performance. Management believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of the Company’s business using the same metrics used by management and is important to investors’ understanding of the Company’s business.
The following table presents our Adjusted EBITDA measures for the periods indicated and provides a reconciliation of net income (loss), which we believe is the most closely comparable U.S. GAAP financial measure, to Adjusted EBITDA:
Reconciliation of net loss available to the Company to Adjusted EBITDA
	Year ended December 31,
(Amounts in thousands)	2020	2019
Net loss attributable to the Company	$(1,235)	$(3,367)
Add (Deduct):
Net loss attributable to non-controlling interest	(903)	(104)
Income tax expense	8,992	12,086
Gain from insurance proceeds and other, net	(3,267)	(1,596)
Loss on equity method investments	22,258	30,271
Interest expense and other, net	10,376	11,953
Impairment charges	8,263	—
Gain from FCC spectrum repack and other	(953)	(1,739)
Transaction and non-recurring expense	3,292	1,625
Depreciation and amortization	11,472	12,533
Stock-based compensation	5,282	4,808
Adjusted EBITDA	$63,577	$66,470
Reconciliation of net loss available to the Company to Adjusted EBITDA
	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020
Net income (loss) attributable to the Company	12,271	(10,813)
Add (Deduct):
Net loss attributable to non-controlling interest	(32)	(118)
Income tax expense	4,532	5,873
Other (income) expense, net	128	—
Impairment of equity method investment	—	5,479
Gain (loss) on equity method investment activity	(20,818)	18,196
Interest expense and other, net	8,801	7,833
Gain from FCC spectrum repack and other	(2,485)	(831)
Transaction and non-recurring expense	8,517	3,264
Depreciation and amortization	17,863	8,696
Stock-based compensation	4,485	3,951
Adjusted EBITDA(1)	$33,262	$41,530

(1)
The operating results of Pantaya are included as of March 31, 2021, the date of the Pantaya Acquisition, which had a negative impact of approximately $13 million on our Adjusted EBITDA for the nine months ended September 30, 2021.

RISK FACTORS
An investment in shares of our Class A common stock involves a high degree of risk. Prior to investing in our shares of Class A common stock, we encourage each prospective investor to carefully read this entire prospectus supplement, including, without limitation, the following risk factors and the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements,” the risk factors set forth under “Risk Factors” in the accompanying prospectus and the risk factors set forth in “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that are incorporated by reference into this prospectus supplement. See “Incorporation of Documents by Reference” and “Available Information” in this prospectus supplement. Any of these factors could materially adversely affect our business, financial condition and operating results. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially adversely affect our business, financial condition and operating results. If any of these risks occur, the value of our shares of Class A common stock could decline, and you could lose all or part of your original investment.
Risks Related to This Offering and our Class A Common Stock
Our management will have broad discretion in the use of the net proceeds from the sale of the Class A common stock offered hereby and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from the sale of the Class A common stock offered hereby, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of the Class A common stock offered hereby effectively could compromise our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from the sale of the Class A common stock offered hereby.
Raising additional funds by issuing equity securities may cause additional dilution.
We have taken, and may continue to take, significant actions to secure additional financing to increase our liquidity, including through equity financings. To the extent that we raise additional capital by issuing equity securities, you may experience substantial dilution.
Future sales of our common stock by us or our existing shareholders, or the perception in the public markets that these sales may occur, may depress our share price.
Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our Class A common stock, including securities convertible into, or exchangeable for, our common stock and authorized but unissued shares under our equity compensation plans or otherwise. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of our Class A common stock. Sales of a substantial number of shares of our Class A common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
We, our executive officers and directors, and certain of our affiliates have entered into lock-up agreements with the underwriter under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of common stock without the permission of the underwriter for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and certain of our affiliates will be able to sell Class A common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, the underwriters may in its sole discretion, release all or some portion of the shares of Class A common stock subject to lock-up agreements at any time and for any reason. Sales of shares of our Class A common stock upon expiration of the lock-up agreements or otherwise, the perception that such sales may occur or early release of these agreements could cause the market price of our Class A common stock to fall or make it more difficult for you to sell your shares at a time and price that you deem appropriate.
If securities or industry analysts do not publish or cease publishing research or reports about us, our Business, or our market, or if they change their recommendations regarding our Class A common stock adversely, the price and trading volume of our Class A common stock could decline.
If securities or industry analysts do not publish or cease publishing research or reports about us, our Business, or our market, or if they change their recommendations regarding our Class A common stock adversely, the price and trading volume of our Class A common stock could decline. The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about our Business, our market, or our competitors. As of December 31, 2020, only two industry analysts published research on our Business. If any of the analysts who may cover our Business change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover our Business were to cease coverage of Hemisphere or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
The stock price of our Class A common stock may be volatile.
The stock price of our Class A common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of our Class A common stock may fluctuate and cause significant price variations to occur. Some of the factors that could cause fluctuations in the stock price or trading volume of our Class A common stock include:
•
market and economic conditions, including market conditions in the cable television programming and broadcasting industries;

•
actual or expected variations in quarterly operating results;

•
liquidity of our Class A common stock;

•
differences between actual operating results and those expected by investors and analysts;

•
changes in recommendations by securities analysts;

•
operations and stock performance of our competitors;

•
accounting charges, including charges relating to the impairment of goodwill;

•
significant acquisitions or strategic alliances by us or by our competitors;

•
sales of our Class A common stock, including sales by our directors and officers or significant investors;

•
recruitment or departure of key personnel;

•
loss of key advertisers; and

•
changes in reserves for professional liability claims.

We cannot assure you that the price of our Class A common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our performance.
The market liquidity for our Class A common stock is relatively low and may make it difficult to purchase or sell our Class A common stock.
The average daily trading volume in our Class A common stock during the nine months ended September 30, 2021 was approximately 53,286 shares. Although a more active trading market may develop in the future, there can be no assurance as to the liquidity of any markets that may develop for our Class A common stock or the prices at which holders may be able to sell our Class A common stock and the limited market liquidity for our securities could affect a holder’s ability to sell at a price satisfactory to that holder.
We are a “controlled company” within the meaning of NASDAQ rules and, as a result, we qualify for, and choose to rely on, exemptions from certain corporate governance requirements.
Our controlling stockholder, Gato Investments LP, controls the majority of the voting power of all of our outstanding capital stock. As a result of the concentration of the voting rights in our Company, we are a “controlled company” within the meaning of the rules and corporate governance standards of NASDAQ. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:
•
the requirement that a majority of our board of directors consists of independent directors;

•
the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors;

•
the requirement that we have a compensation committee that is composed entirely of independent directors; and

•
the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

We have elected not to comply with the above corporate governance requirements. Accordingly, our stockholders are not afforded the same protections generally as stockholders of other NASDAQ-listed companies for so long as we remain a “controlled company” and rely upon such exemptions. The interests of our controlling stockholder may conflict with the interests of our other stockholders, and the concentration of voting power in such stockholder will limit our other stockholders’ ability to influence corporate matters.
Our controlling stockholder exercises significant influence over us and their interests in our Business may be different from the interests of our stockholders; future sales of substantial amounts of our Class A common stock may adversely affect our market price.
Our controlling stockholder, Gato Investments LP, controls the majority of the voting power of all of our outstanding capital stock. The controlling stockholders’ Class B common stock vote on a 10 to 1 basis with our Class A common stock, which means that each share of our Class B common stock has 10 votes and each share of our Class A common stock has 1 vote. All shares of our capital stock vote together as a single class. Accordingly, our controlling stockholder generally has the ability for the foreseeable future to influence the outcome of any of our corporate actions which require stockholder approval, including, but not limited to, the election of directors, significant corporate transactions, such as a merger or other sale of the Company or the sale of all or substantially all of our assets. This concentrated voting control will limit your ability to influence corporate matters and could adversely affect the market price of our Class A common.
Our controlling stockholder may delay or prevent a change in control in our Business. In addition, the significant concentration of stock ownership may adversely affect the value of our Class A common stock due to a resulting lack of liquidity of our Class A common stock or a perception among investors that conflicts of interest may exist or arise. If our controlling stockholder sells a substantial amount of our Class A common stock (upon conversion of their Class B common stock, which may be converted at any time in their sole discretion) in the public market, or investors perceive that these sales could occur, the market price of our Class A common stock could be adversely affected.
The interests of our controlling stockholder, which has investments in other companies, may from time to time diverge from the interests of our other stockholders, particularly with regard to new investment opportunities. Our controlling stockholder is not restricted from investing in other businesses involving or related to programming, content, production and broadcasting. Our controlling stockholder may also engage in other businesses that compete or may in the future compete with our Business.

We have entered into a registration rights agreement and joinders thereto with certain parties, including our controlling stockholder. If requested properly under the terms of the registration rights agreement, certain of these stockholders have the right to require us to register the offer and sale of all or some of their Class A common stock (including upon conversion of their Class B common stock) under the Securities Act in certain circumstances and also have the right to include those shares in a registration initiated by us. If we are required to include the shares of capital stock held by these stockholders pursuant to these registration rights in a registration initiated by us, sales made by such stockholders may adversely affect the price of our Class A common stock and our ability to raise needed capital. In addition, if these stockholders exercise their demand registration rights and cause a large number of shares to be sold in the public market or demand that we include their shares for registration on a shelf registration statement, such sales or shelf registration may have an adverse effect on the market price of our Class A common stock.
Any other future sales of substantial amounts of our Class A common stock into the public market, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.
We have a staggered board of directors and other anti-takeover provisions, which may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of our stockholders.
Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since this “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of our stockholders. Some of the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock with rights and privileges that might be senior to either class of our common stock and, without the consent of the holders of either class of our common stock.
The Company’s amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions between the Company and its stockholders, which could increase costs to bring a claim, discourage claims or limit the ability of the Company’s stockholders to bring a claim in a judicial forum viewed by the stockholders as more favorable for disputes with the Company or the Company’s directors, officers or other employees.
The Company’s amended and restated bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or other employees, or stockholders arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws (as each may be amended from time to time), and (iv) any action asserting a claim against the Company, its directors, officers or other employees, or stockholders governed by the internal affairs doctrine. The choice of forum provision may increase costs to bring a claim, discourage claims or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers or other employees, or stockholders which may discourage such lawsuits against the Company or the Company’s directors, officers and other employees or stockholders. Alternatively, if a court were to find the choice of forum provision contained in the Company’s amended and restated bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. The exclusive forum provision in the Company’s amended and restated bylaws will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws including the Exchange Act, or the Securities Act, or the respective rules and regulations promulgated thereunder.

Our dependence on subsidiaries for cash flow may negatively affect our Business.
We are a holding company with no business operations of our own. Our only significant asset is the outstanding capital stock and membership interests of our subsidiaries. We conduct, and expect to continue conducting, all of our business operations through our subsidiaries. Accordingly, our ability to pay our obligations is dependent upon dividends and other distributions from our subsidiaries to us. Although our term loan facility permits certain restricted payments from our subsidiaries to us to pay for our administrative expenses corporate overhead, franchise taxes, public company costs, directors’ fees and certain insurance premiums and deductibles, it restricts our subsidiaries ability to remit dividends to us in other instances at certain leverage ratios. Additionally, dividends to us from WAPA are also subject to certain local taxation. Consequently, our ability to pay dividends is limited by funds that our subsidiaries are permitted to dividend to us, and in certain instances, will subject us to certain tax liabilities.
Our pro forma financial information may not be representative of our future performance.
In preparing the unaudited pro forma consolidated financial information included and incorporated by reference in this prospectus, we have made adjustments to our historical financial information based upon currently available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of the Pantaya Acquisition as if it had occurred on January 1, 2020. The estimates and assumptions used in the calculation of the unaudited pro forma consolidated financial information included and incorporated by reference in this prospectus may be materially different from our actual experience. Accordingly, the unaudited pro forma consolidated financial information included and incorporated by reference in this prospectus does not purport to indicate the results that may be realized in the future, nor does it give effect to any events other than those described in our unaudited pro forma consolidated financial statements and notes thereto in our 8-K/A filed June 16, 2021.

USE OF PROCEEDS
We estimate that the net proceeds from our sale of shares of Class A common stock in this offering will be approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus supplement. We currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have not declared any dividends in the past and we do not anticipate paying dividends on our common stock in the foreseeable future. Our term loan facility restricts our ability to declare dividends in certain situations. Additionally, dividends to us from WAPA are also subject to certain local taxation. The payment of any dividends will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in the business operations and, accordingly, our board of directors is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our consolidated cash and total capitalization as of September 30, 2021 (i) on an actual basis; and (ii) on an as-adjusted basis to give effect to the offering.
You should read the following table in conjunction with “Summary Historical Consolidated Financial Data” in this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in the Annual Report on Form 10-K and our quarterly report on Form 10-Q for the three and nine months ended September 30, 2021 and “Description of Capital Stock” in the accompanying prospectus.
	September 30, 2021
(Amounts in thousands)	(Actual)	(As Adjusted)(1)
Cash	$54,680	$117,959
Long-term debt, including current portion	249,917	249,917
Stockholders’ equity
Class A common stock	3	3
Class B common stock	2	2
Additional paid-in capital(2)	287,063	341,746
Retained earnings	27,560	27,560
Class A Treasury stock	(64,763)	(64,763)
Accumulated other comprehensive loss	(1,169)	(1,169)
Total Company stockholders’ equity	248,696	303,376
Total capitalization	$498,613	$553,293

(1)
Reflects the consummation of the offering.

(2)
On an as adjusted basis, reflects the issuance of 6,000,000 shares of Class A common stock in this offering, without reflecting fees and expenses other than the underwriters’ discount and assuming a public offering price equal to the last reported sale price of our Class A common stock as reported by NASDAQ on November 12, 2021 and that the underwriters do not exercise their option to purchase additional shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined herein) with respect to the acquisition, ownership and disposition of our Class A common stock issued pursuant to this offering. The following discussion is based upon current provisions of the Internal Revenue Code of 1986 (the “Code”), U.S. judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
This discussion only addresses beneficial owners of our Class A common stock that hold such Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws, including, without limitation: financial institutions, regulated investment companies, foreign governments, real estate investment trusts, brokers, dealers or traders in securities, Non-U.S. Holders that elect to mark their securities to market, insurance companies, tax-exempt organizations, Non-U.S. Holders who acquire our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, Non-U.S. Holders liable for the alternative minimum tax, Non-U.S. Holders required to conform the timing of income accruals to financial statements pursuant to section 451 of the Code, controlled foreign corporations, passive foreign investment companies, certain former citizens or former residents of the U.S., and Non-U.S. Holders that hold our Class A common stock as part of a hedge, straddle, other integrated transaction, constructive sale or conversion transaction. In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax, the Medicare contribution tax on certain net investment income, or the alternative minimum tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is an individual, corporation, estate or trust, other than:
•
an individual who is a citizen or resident of the U.S., as determined for U.S. federal income tax purposes;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the U.S. or under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if: (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a domestic trust.

If you are an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes and are the beneficial owner of shares of our Class A common stock, the tax treatment of a person treated as one of your partners (or other owners) for U.S. federal income tax purposes generally will depend on the status of such partner (or other owner) and your activities. Persons that, for U.S. federal income tax purposes, are treated as partners (or other owners) in a partnership or other pass-through entity that is the beneficial owner of shares of our Class A common stock are urged to consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of our Class A common stock.
Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our Class A common stock.
Distributions
As discussed above under “Dividend Policy,” we do not currently anticipate paying any dividends or other distributions on our Class A common stock. If we make distributions of cash or property in respect of our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “— U.S. Trade or Business Income,” “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in shares of our Class A common stock, and thereafter will be treated as capital gain (which will be treated in the manner described below under “— Sale, Exchange or Other Taxable Disposition of Class A Common Stock”). However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Class A common stock elects) otherwise, we (or the intermediary) must generally withhold at the applicable rate on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion, if any, of the distribution that exceeded our current and accumulated earnings and profits.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, another applicable form or an appropriate successor form) certifying your entitlement to benefits under the treaty. Special certifications and other requirements apply if Non-U.S. Holders hold our Class A common stock through pass-through entities for U.S. federal income tax purposes. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisors regarding your possible entitlement to benefits under an applicable income tax treaty.
Dividend income that is effectively connected with your conduct of a trade or business within the U.S. will be taxed in the manner described in “— U.S. Trade or Business Income” below.
Sale, Exchange or Other Taxable Disposition of Class A Common Stock
Subject to the discussion below under “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Class A common stock unless:
•
the gain is effectively connected with your conduct of a U.S. trade or business within the U.S. (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable), in which case, such gain will be taxed as described in “— U.S. Trade or Business Income” below;

•
you are an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that you have timely filed U.S. federal income tax returns with respect to such losses); or

•
we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the Class A common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax as described in “— U.S. Trade or Business Income” below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will, nonetheless, not be subject to tax as U.S. trade or business income if your holdings (direct and indirect, taking into account certain constructive ownership rules) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Class A common stock, provided that our Class A common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the U.S. and (ii) if you are eligible for the benefits of an income tax treaty with the U.S. and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the U.S. or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our Class A common stock and your holding period for our Class A common stock (subject to the exception set forth above in the second paragraph of “— Sale, Exchange or Other Taxable Disposition of Class A Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you will need to comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or other applicable form or an appropriate successor form) in order to avoid withholding); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a non-U.S. corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty, as adjusted for certain items, although the branch profits tax will not apply to any gain described in clause (B) above.
Information Reporting and Backup Withholding
You will be subject to information reporting for dividends paid by us, whether or not U.S. federal income withholding tax is applicable. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or, in each case, an appropriate successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Class A common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that you are a non-U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisors as to the application of information reporting and backup withholding in light of your particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and the Treasury Regulations thereunder, impose a 30% U.S. federal withholding tax on “withholdable payments” to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Department of the Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial U.S. owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
FATCA currently applies to dividends made in respect of our Class A common stock. Proposed Treasury Regulations, the preamble to which states that they can be relied upon until final regulations are issued, eliminated withholding under FATCA on payments of gross proceeds on the disposition of stock.
To avoid withholding on dividends, you may be required to provide us (or your withholding agent) with applicable tax forms or other information. In addition, under certain circumstances, you may be eligible for refunds or credits of withholding tax under FATCA upon filing a U.S. federal income tax return containing the required information (which may entail a significant administrative burden). You are urged to consult your own tax advisors regarding the possible implications of FATCA on your investment in our Class A common stock and the entities through which you hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING
BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Class A common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Guggenheim Securities, LLC
RBC Capital Markets, LLC
Total	6,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 900,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We have agreed that we will not (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Class A common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock or shares of any class of common stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or (ii) publicly announce an intention to effect any such transaction, in each case without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus, other than:
•
sales of Class A common stock in this offering;

•
the issuance and sale of Class A common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan in effect as of the date of this prospectus;

•
issuances of shares of any class of our common stock issuable upon the conversion of securities or the exercise of warrants disclosed herein as outstanding;

•
issuances of shares of our Class A common stock in connection with acquisitions and joint ventures and employee benefit plans assumed in connection with acquisitions, subject to certain limitations; and

•
the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to stock plans or any assumed employee benefit plans in connection with acquisitions we may make.

Our directors, executive officers and certain of our significant stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, and subject to certain conditions, the restrictions described above shall not apply to:
•
transfers of shares of Class A common stock or any security convertible into or exercisable or exchangeable for shares of Class A common stock as a bona fide gift;

•
transfers of shares of Class A common stock or any security convertible into or exercisable or exchangeable for shares of Class A common stock to any trust, family limited partnership or similar entity for the direct or indirect benefit of the locked-up party or its immediate family;

•
distributions of shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock to limited partners, members or stockholders of the locked-up party or to such party’s affiliates or to any investment fund or other entity controlled or managed by such party;

•
transfers of shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock by will or intestate succession;

•
transactions relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of this offering;

•
the exercise of warrants or the exercise of stock options granted pursuant to the Company’s equity incentive plans or otherwise outstanding on the date hereof and the receipt by the undersigned from the Company of shares of Class A common stock upon such exercise; provided, that the restrictions shall apply to shares of Class A common stock issued upon such exercise or conversion; or

•
the exercise of, and the surrender of shares of Class A common stock directly to the Company pursuant to tax withholding or net exercise provisions of, any equity awards issued pursuant to the Company’s equity incentive plans in existence at the time of this offering, or effective upon the consummation thereof, or any warrant outstanding as of the consummation of this offering.

NASDAQ Listing
The shares are listed on the NASDAQ under the symbol “HMTV.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A common stock. However, the representatives may engage in transactions that stabilize the price of the Class A common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the Class A common stock on NASDAQ in accordance with Rule 103 of

Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their respective affiliates are lenders and act as administrative and collateral agents under our Credit Agreement, dated as of July 30, 2013, as amended.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of Class A common stock offered by this prospectus supplement was passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of Hemisphere Media Group, Inc., as of December 31, 2020 and 2019 and for each of the two years ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated in this prospectus supplement and accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Pantaya, LLC as of and for the years ended March 31, 2021 and 2020 appearing in the Current Report on Form 8-K/A of Hemisphere Media Group, Inc. dated June 16, 2021 have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement and accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our public filings are available to the public from the SEC’s website at www.sec.gov. You may also request a copy of our filings with the SEC (excluding exhibits) and any documents incorporated by reference in this prospectus supplement at no cost by writing us at Hemisphere Media Group, Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, or via electronic mail at ir@hemispheretv.com, or by contacting Investor Relations by telephone at (212) 486-9500.

HEMISPHERE MEDIA GROUP, INC.
$250,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus the following securities:
•
shares of our Class A common stock, par value $0.0001 per share (“Hemisphere Class A common stock”);

•
shares of our preferred stock, par value $0.0001 per share (“Hemisphere Preferred Stock”);

•
debt securities; and

•
warrants to purchase shares of Hemisphere Class A common stock or Hemisphere Preferred Stock or debt securities.

In addition, selling stockholders named in a prospectus supplement may from time to time offer shares of Hemisphere Class A common stock. We refer to the Hemisphere Class A common stock, Hemisphere Preferred Stock, debt securities and warrants, collectively, as the “securities” in this prospectus. We and the selling stockholders may offer, issue and sell the securities at an aggregate public offering price that will not exceed $250,000,000.
When we or the selling stockholders decide to sell the securities, we or such selling stockholders will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us.
You should carefully read this prospectus and the applicable prospectus supplement before you make your investment decision.
Hemisphere Class A common stock is listed on The NASDAQ Global Market (“NASDAQ”) under the symbol “HMTV.” On May 30, 2019, the closing sales prices of Hemisphere Class A common stock was $13.53.
We and the selling stockholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.
Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 6, 2019.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement on Form S-3 that Hemisphere Media Group, Inc., a Delaware corporation (“Hemisphere” or the “Company”), has filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell from time to time, any of the following, in one or more series:
•
Hemisphere Class A common stock;

•
Hemisphere Preferred Stock;

•
debt securities; and

•
warrants to purchase shares of Hemisphere Class A common stock or Hemisphere Preferred Stock or debt securities.

In addition, under this process, the selling stockholders may offer and sell, from time to time in one or more offerings, shares of Hemisphere Class A common stock. We refer to the Hemisphere Class A common stock, Hemisphere Preferred Stock, debt securities and warrants, collectively, as the “securities” in this prospectus. We and the selling stockholders may offer, issue and sell the securities at an aggregate public offering price of up to $250,000,000 (or the equivalent in foreign currencies).
The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, or selling stockholders offer and sell shares of Hemisphere Class A common stock, we or the selling stockholders will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
We and selling stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we or selling stockholders, directly or through agents, solicit offers to purchase the securities, we, selling stockholders and our and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.
The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us, or any selling stockholders, as applicable.
Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein, including the exhibits attached hereto and thereto, future filings by us with the SEC, our press releases and oral statements made by, or with the approval of, authorized personnel, that relate to our future performance or future events, may contain certain statements about Hemisphere and its consolidated subsidiaries that do not directly or exclusively relate to historical facts. These statements are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment and current expectations, plans, assumptions and beliefs about future events (in each case subject to change) of our senior management and management of our subsidiaries (including target businesses) and involve a number of risks, uncertainties and other factors, some of which may be beyond our control that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.
Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” “potential,” “plan,” “forecast,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Forward- looking statements are not guarantees of performance. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward- looking statements. In addition to the risk factors set forth in our Annual Report filed on Form 10-K incorporated herein by reference, those factors include:
•
the effects of Hurricanes Irma and Maria in the short and long-term on our business, including, without limitation, affiliate revenue that we receive and the advertising market in Puerto Rico as well as our customers, employees, third-party vendors and suppliers and the short and long-term migration shifts in Puerto Rico;

•
our ability to timely and fully recover proceeds under our insurance policies in Puerto Rico following Hurricanes Maria and Irma, including one of our policies with an insurance carrier which was recently placed under an order of rehabilitation;

•
the reaction by advertisers, programming providers, strategic partners, the Federal Communications Commission (the “FCC”) or other government regulators to businesses that we acquire;

•
the potential for viewership of our networks’ programming to decline or unexpected reductions in the number of subscribers to our networks;

•
the risk that we may fail to secure sufficient or additional advertising and/or subscription revenue;

•
the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•
the risk that we may become responsible for certain liabilities of the businesses that we acquire or joint ventures we enter into;

•
future financial performance, including our ability to obtain additional financing in the future on favorable terms;

•
the failure of our business to produce projected revenues or cash flows;

•
reduced access to capital markets or significant increases in borrowing costs;

•
our ability to successfully manage relationships with customers and distributors and other important third parties;

•
continued consolidation of distributors in the marketplace;

•
a failure to secure affiliate agreements or renewal of such agreements on less favorable terms;

•
disagreements with our distributors over contract interpretation;

•
our success in acquiring, investing in and integrating complementary businesses;

•
the outcome of any pending or threatened litigation;

•
the loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

•
strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;

•
changes in technology, including changes in the distribution and viewing of television programming, expanded deployment of personal video recorders, video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on subscription and television advertising revenue;

•
the failure or destruction of satellites or transmitter facilities that we depend upon to distribute our networks;

•
uncertainties inherent in the development of new business lines and business strategies;

•
changes in pricing and availability of products and services;

•
uncertainties regarding the financial results of equity method investees and changes in the nature of key strategic relationships with partners and distributors;

•
changes in domestic and foreign laws or regulations under which we operate;

•
changes in laws or treaties relating to taxation, or the interpretation thereof, in the U.S. or in the countries in which we operate;

•
the ability of suppliers and vendors to deliver products and services;

•
fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the international markets in which we operate;

•
the deterioration of general economic conditions, either nationally or in the local markets in which we operate, including, without limitation, in the Commonwealth of Puerto Rico;

•
changes in the size of the U.S. Hispanic population, including the impact of federal and state immigration legislation and policies on both the U.S. Hispanic population and persons emigrating from Latin America;

•
changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings; and

•
competitor responses to our products and services.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to Hemisphere or any person acting on Hemisphere’s behalf are qualified by these cautionary statements.
The forward-looking statements are based on current expectations about future events and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. Although Hemisphere believes that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. Hemisphere may change its intentions, beliefs or expectations at any time and without notice, based upon any change in its assumptions or otherwise. Hemisphere undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” in this prospectus and in Item 1A of Part I of our Annual Report on Form 10-K incorporated by reference herein.
All references in this prospectus to:
•
“Cinelatino” refers to Cine Latino, Inc., a Delaware corporation;

•
“Hemisphere Class B common stock” refers to Class B common stock, par value $0.0001 per share, of Hemisphere; and

•
“WAPA” refers to Televicentro of Puerto Rico, LLC, a Delaware limited liability company.

PROSPECTUS SUMMARY
The following summary highlights only selected information contained elsewhere in this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein, carefully and in their entirety. See the section entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” Unless the context requires otherwise, the words “Hemisphere,” “we,” “company,” “us,” and “our” refer to Hemisphere Media Group, Inc. and our consolidated subsidiaries.
About Hemisphere
We are a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin American markets with leading broadcast and cable television networks and digital content platforms including five Spanish-language cable television networks distributed in the U.S., two Spanish-language cable television networks distributed in Latin America, the #1-rated broadcast television network in Puerto Rico, the #3-rated broadcast television network in Colombia, a Spanish-language video subscription service distributed in the U.S. and a leading distributor of television and content in Latin America.
Headquartered in Miami, Florida, we own and operate a variety of media businesses, and hold minority interests in certain media properties. Our portfolio consists of the following:
Cinelatino:   the leading Spanish-language cable movie network with over 21 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring the best contemporary films and original television series from Mexico, Latin America and the United States. Driven by the strength of its programming and distribution, Cinelatino is the #2-Nielsen rated Spanish- language cable television entertainment network in the U.S. overall, based on coverage ratings.
WAPA:   the leading broadcast television network and television content producer in Puerto Rico. WAPA has been the #1-rated broadcast television network in Puerto Rico since the start of Nielsen audience measurement nine years ago. WAPA is Puerto Rico’s news leader and the largest local producer of news and entertainment programming, producing nearly 60 hours in the aggregate each week. Through its multicast signal, WAPA distributes WAPA Deportes, a leading sports television network in Puerto Rico, featuring Major League Baseball (MLB), National Basketball Association (NBA) and professional sporting events from Puerto Rico. Additionally, we operate WAPA.TV, a leading news and entertainment website in Puerto Rico featuring content produced by WAPA.
WAPA America:   a cable television network serving primarily Puerto Ricans and other Caribbean Hispanics in the U.S. WAPA America’s programming features news and entertainment programming produced by WAPA. WAPA America is distributed in the U.S. to approximately 4.4 million subscribers, excluding digital basic subscribers.
Pasiones:   a cable television network dedicated to showcasing the most popular telenovelas and serialized dramas, distributed in the U.S. and Latin America. Pasiones features many of the best telenovelas licensed from top producers throughout the world, and is currently the highest rated cable television network devoted to telenovelas in prime time. Pasiones has over 20 million subscribers across the U.S. and Latin America.
Centroamerica TV:   a cable television network targeting Central Americans, the third largest U.S. Hispanic group and the fastest growing segment of the U.S. Hispanic population. Centroamerica TV features the most popular news and entertainment from Central America, as well as soccer programming from the top professional soccer leagues in the region. Centroamerica TV is distributed in the U.S. to approximately 4.2 million subscribers.
Television Dominicana:   a cable television network targeting Dominicans living in the U.S., the fourth largest U.S. Hispanic group. Television Dominicana features the most popular news and entertainment from the Dominican Republic and is distributed in the U.S. to approximately 2.4 million subscribers.
Canal 1:   the #3-rated broadcast television network in Colombia. We own a 40% interest in Canal 1 in partnership with leading producers of news and entertainment content in Colombia. The partnership was awarded a 10-year renewable broadcast television concession in 2016. The partnership began operating Canal 1 on May 1, 2017 and launched a new programming lineup on August 14, 2017.
Pantaya:   a cross-platform Spanish-language video subscription service that allows audiences to access many of the best and most current Spanish-language films and includes content from our movie library, as well as Pantelion’s U.S. theatrical titles, Lionsgate’s movie library, and Grupo Televisa’s theatrical releases in Mexico. We own a 25% interest in Pantaya in partnership with Lionsgate. The service launched in August 2017.
Snap Media:   a distributor of content to broadcast and cable television networks and OTT and SVOD platforms in Latin America. Snap is responsible for the distribution of content owned and/or controlled by our networks, as well as content to be produced by the production joint venture between Snap Media and MarVista Entertainment (“MarVista”). On November 26, 2018, we acquired a 75% interest in Snap Global, LLC and its consolidated subsidiaries (“Snap Media”), and in connection with the acquisition, Snap Media entered into a joint venture with MarVista, a shareholder of Snap Media, to produce original movies and series.
REMEZCLA:   a digital media company targeting English speaking and bilingual U.S. Hispanic millennials through innovative content. On April 28, 2017, we acquired a 25.5% interest in REMEZCLA.
Shares of Hemisphere Class A common stock, par value $0.0001 per share, are publicly traded under the symbol “HMTV” on NASDAQ.
Our principal executive offices are located at 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, and our telephone number is (305) 421-6364. Our website address is www.hemispheretv.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus before making an investment decision. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer the securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, capital expenditures, investments and general working capital. Pending the application of the net proceeds from the sale of securities, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering of securities.
We will not receive any proceeds from the resale of Hemisphere Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS
In addition to the securities we may offer, we are registering shares of Hemisphere Class A common stock, including shares of Hemisphere Class A common stock issuable upon exercise of stock options or equity awards or upon conversion of Hemisphere Class B common stock, to permit the selling stockholders to be named in a prospectus supplement to resell their shares in the manner contemplated under the section entitled “Plan of Distribution.” When we refer to “selling stockholders” in this prospectus and any prospectus supplement, we mean the persons who received their shares in connection with the transactions described below and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in the Hemisphere Class A common stock other than through a public sale.
Selling stockholders could include persons who acquired: (i) shares of Hemisphere Class A common stock and Hemisphere Class B common stock convertible into shares of Hemisphere Class A common stock in connection with a series of mergers by which Hemisphere became a public company, (ii) shares of Hemisphere Class A common stock in connection with Hemisphere’s acquisition of Snap Media, (iii) shares of Hemisphere Class A common stock pursuant to grants of equity awards under Hemisphere’s 2013 Equity Incentive Plan and Hemisphere’s Amended and Restated 2013 Equity Incentive Plan and (iv) shares of Hemisphere Class A common stock and Hemisphere Class B common stock as part of the liquidity transactions entered into by the principal stockholder of the Company in October 2016. The shares of Hemisphere Class B common stock or any stock options or equity awards held by the selling stockholders will be exercised for, or converted into, shares of Hemisphere Class A common stock prior to any offering of such securities by the selling stockholders pursuant to this prospectus.
The Hemisphere Class A common stock to be offered by the selling stockholders was issued pursuant to exemptions from the registration requirements of the Securities Act or was registered under a registration statement on Form S-8. We have agreed to file this registration statement covering the Hemisphere Class A common stock received by certain of the selling stockholders.
Additional information about the selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
General
Capital Stock
We are authorized to issue 100,000,000 shares of Hemisphere Class A common stock, 33,000,000 shares of Hemisphere Class B common stock and 50,000,000 shares of Hemisphere Preferred Stock, each with a par value $0.0001 per share. As of May 31, 2019, Hemisphere had 19,759,620 shares of Hemisphere Class A common stock outstanding, 19,720,381 shares of Hemisphere Class B common stock outstanding and no shares of Hemisphere Preferred Stock outstanding.
Common Stock
Stockholders of record of Hemisphere Class A common stock are entitled to one vote for each share held on all matters to be voted on by holders of Hemisphere Class A common stock. Stockholders of record of Hemisphere Class B common stock are entitled to ten votes for each share held on all matters to be voted on by holders of Hemisphere Class B common stock. Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected at each annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor.
The shares of Hemisphere Class B common stock are convertible in whole or in part at any time at the option of the holder or holders thereof, into an equal number of fully paid and non-assessable shares of Hemisphere Class A common stock. Such right may be exercised by delivering to our office (i) the certificate or certificates representing the shares of Hemisphere Class B common stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (ii) written notice to us stating that such holder or holders elect(s) to convert such share or shares and stating the name and address in which each certificate for shares of Hemisphere Class A common stock issued upon conversion is to be issued. Conversion shall be deemed to have been effected as of the date as of which the conversion is recorded on our books. Any conversion of Hemisphere Class B common stock shall be subject to any necessary approval of the FCC and such conversion shall not become effective until such time and date as the order of the FCC approving such event shall be granted. Each share of our Hemisphere Class B common stock will be deemed to have been converted automatically into a share of our Hemisphere Class A common stock upon transfer to any transferee other than certain permitted transferees, generally limited to the Company, and family members and affiliates of certain Hemisphere Class B stockholders.
Preferred Stock
Our certificate of incorporation provides that shares of Hemisphere Preferred Stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue Hemisphere Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Hemisphere Class A common stock and could have anti-takeover effects. The ability of our board of directors to issue Hemisphere Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.
Dividends
We have not declared any dividends in the past and we do not anticipate paying dividends on our common stock in the foreseeable future. Our term loan facility restricts our ability to declare dividends in certain situations. Additionally, dividends to us from WAPA are also subject to certain local taxation. The payment of any dividends will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the Hemisphere board of directors is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.
Certain Certificate of Incorporation, By-Law and Statutory Provisions
The provisions of our amended and restated certificate of incorporation and amended and restated by-laws and of the Delaware General Corporation Law (the “DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt of the Company. The description of our amended and restated certificate of incorporation and amended and restated bylaws is not complete and is qualified in its entirety by reference to the full text of such organizational documents, copies of which are filed as exhibits 3.1 and 3.2 in this registration statement on Form S-3, of which this prospectus forms a part.
Directors’ Liability; Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under federal securities laws. In addition, our amended and restated certificate of incorporation provides that we indemnify and hold harmless each director and officer to the fullest extent provided by the laws of the State of Delaware.
Corporate Opportunity
Our amended and restated certificate of incorporation also provides that the doctrine of “corporate opportunity” will not apply against our stockholders, their affiliates and the directors elected or appointed to serve on the board in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. Our amended and restated certificate of incorporation provides that our stockholders, their affiliates and the directors elected or appointed by the stockholders (other than the Chief Executive Officer, who may also serve as a director) to the Board shall have no obligation to us, our stockholders or any other person to present any such business opportunity to us before presenting and/or developing it with any other person, other than business opportunities specifically presented to any such stockholder or director (in his or her capacity as stockholder or director, respectively) for our benefit. Our amended and restated certificate of incorporation waives any and all claims and causes of action, and renounces any interest or expectancy, that we believe we may have for or in such business opportunities.
Special Meetings of Stockholders
Our amended and restated by-laws provide that special meetings of stockholders may be called at any time by our board or directors and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call a special meeting or to require that our board of directors request the calling of a special meeting of stockholders.
Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated by-laws provide that stockholders may take action by written consent if such consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In addition, our amended and restated by-laws establish advance notice procedures for:
•
stockholders to nominate candidates for election as a director; and

•
stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated by-laws. To be timely, the notice must be received at our corporate headquarters, addressed to our secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or from nominating candidates for director at an annual meeting.
Election and Removal of Directors
Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.
Amendment of the Certificate of Incorporation and By-Laws
Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with the provisions in our certificate of incorporation relating to our board of directors, stock ownership, limitations of liability, indemnification, conflicts of interest or amendments.
Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied.
Transfer Agent
The transfer agent for Hemisphere Class A common stock and Hemisphere Class B common stock is Continental Stock Transfer & Trust Company.
Regulatory Restrictions
Our amended and restated certificate of incorporation provides that we may restrict the ownership or proposed ownership of shares of our capital stock by any person if such ownership or proposed ownership may (a) be inconsistent with or result in a violation of the Communications Act or FCC rules and policies, (b) limit or impair any existing or proposed business activities under the Federal Communications Laws (as defined in our amended and restated certificate of incorporation) or (c) subject us to any regulation under the Federal Communications Laws to which we would not be subject but for such ownership or proposed ownership (collectively, “FCC Regulatory Limitations”). If we believe that such ownership or proposed ownership may result in an FCC Regulatory Limitation, such person shall furnish promptly to us such information as we shall request. If (a) any person from whom information is requested should not provide all the information requested by us or (b) we shall conclude that a stockholder’s ownership or proposed ownership of, or that a stockholder’s exercise of any rights of ownership with respect to, shares of our capital stock results or could result in an FCC Regulatory Limitation, then we may (i) refuse to permit the transfer of shares of our capital stock to such proposed stockholder, (ii) suspend those rights of stock ownership the exercise of which causes or could cause such FCC Regulatory Limitation, (iii) redeem such shares of our capital stock held by such stockholder in accordance with the terms and conditions set forth in our amended and restated certificate of incorporation, (iv) require the conversion of any or all of the shares of Hemisphere Class B common stock held by such stockholder into an equal number of Hemisphere Class A common stock and/or (v) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed transferee, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation.

DESCRIPTION OF DEBT SECURITIES
The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to Hemisphere Media Group, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires. Terms used herein that are not otherwise defined shall have the meanings given to them in the indentures.
The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.
General
Debt securities may be issued in separate series up to an aggregate principal amount of $250,000,000 under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth:
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whether the debt securities are senior or subordinated;

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the offering price;

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the title;

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any limit on the aggregate principal amount;

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the person who shall be entitled to receive interest, if other than the record holder on the record date;

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the date or dates the principal will be payable;

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the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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the place where payments may be made;

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any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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if issued other than in denominations of U.S. $2,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

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if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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any conversion or exchange provisions;

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whether the debt securities will be issuable in the form of a global security;

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the deletion, addition or change in any event of default;

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any subordination provisions applicable to the subordinated debt securities;

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any deletion, addition or change in the covenants set forth in the indenture governing the debt securities;

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any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

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any provisions granting special rights to holders when a specified event occurs;

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any special tax provisions that apply to the debt securities;

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with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

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any and all additional, eliminated or changed terms that will apply to the debt securities; and

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any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be in registered form for U.S. federal income tax purposes. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.
The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Unless otherwise indicated in a prospectus supplement, debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

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be deposited with the depositary or nominee or custodian; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

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an event of default is continuing with respect to the debt securities of the applicable series; or

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any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
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entitled to have the debt securities registered in their names;

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entitled to physical delivery of certificated debt securities; or

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considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period two years after such payment was due will be repaid to us thereafter.
The holder may look only to us for such payment.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of Hemisphere), unless:
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the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

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the successor entity assumes our obligations on the debt securities and under the indentures;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions specified in the indenture are met.

Events of Default
Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:
1)
we fail to pay principal of or any premium on any debt security of that series when due;

2)
we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3)
we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

4)
certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
to evidence the succession of another person to us and the assumption by such successor of our company’s obligations under the applicable indenture and the debt securities of any series;

•
to add to the covenants of our company, or to surrender any rights or powers of our company, for the benefit of the holders of debt securities of any or all series issued under such indenture;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of the indenture or the debt securities to this description of notes or the description of notes in an applicable prospectus supplement;

•
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), excluding the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•
to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

•
to provide any additional events of default;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

•
to provide for the terms and conditions of converting those debt securities that are convertible into Hemisphere Class A common stock or another such similar security;

•
to secure any series of debt securities pursuant to the applicable indenture’s limitation on liens; to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Trust Indenture Act or to comply with the rules of any applicable securities depository; and

•
to make any other change that does not adversely affect the rights of the holders of the debt securities.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•
reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•
modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•
impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series, when:
1)
Either:

a.
all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

b.
all of the applicable series off debt securities not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount in the required currency sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

2)
we have paid all other sums payable under the indenture by us with regard to the debt securities of such series; and

3)
we have delivered to the trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of Hemisphere Class A common stock, Hemisphere Preferred Stock or debt securities. Warrants may be issued independently or together with Hemisphere Class A common stock, Hemisphere Preferred Stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•
the title of such debt warrants;

•
the offering price for such debt warrants, if any;

•
the aggregate number of such debt warrants;

•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
a discussion of material United States federal income tax considerations;

•
the antidilution or adjustment provisions of such debt warrants, if any;

•
the redemption or call provisions, if any, applicable to such debt warrants; and

•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of Hemisphere Class A common stock warrants or Hemisphere Preferred Stock warrants will describe the terms of such warrants, including the following:

•
title of such warrants;

•
the offering price for such warrants, if any;

•
the aggregate number of such warrants;

•
the designation and terms of the offered securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•
the number of shares of Hemisphere Class A common stock or shares of Hemisphere Preferred Stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
a discussion of material United States federal income tax considerations;

•
the antidilution provisions of such warrants, if any;

•
the redemption or call provisions, if any, applicable to such warrants; and

•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities in any one or more of the following ways:
•
to or through underwriters, brokers or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:
•
enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•
sell the securities short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Hemisphere Class A common stock covered by this prospectus.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of the selling stockholders, as applicable, or in connection with a concurrent offering of other securities.
Shares of Hemisphere Class A common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Each time we or the selling stockholders sell securities, we or the selling stockholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•
the purchase price of the securities and the proceeds we and/or such selling stockholders will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

•
any other offering expenses;

•
any securities exchanges on which the securities may be listed, if any;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other material information.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
All securities we may offer, other than Hemisphere Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
The selling stockholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by us or by such selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of the securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or the selling stockholders for certain expenses.
Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated financial statements of Hemisphere Media Group, Inc., as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Hemisphere Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
Hemisphere files annual, quarterly and current reports, proxy statements and other information with the SEC. Hemisphere’s public filings are available to the public from the SEC’s website at www.sec.gov. You may also request a copy of Hemisphere’s filings with the SEC (excluding exhibits) and any documents incorporated by reference in this registration statement at no cost by writing Hemisphere at Hemisphere Media Group, Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, or via electronic mail at ir@hemispheretv.com, or by contacting Investor Relations by telephone at (212) 486-9500.
INCORPORATION OF DOCUMENTS BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 12, 2019 (including the exhibits thereto);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019;

•
our Current Reports on Form 8-K, filed on March 4, 2019, March 12, 2019, May 23, 2019 and May 28, 2019;

•
the portions of the Definitive Proxy Statement on Schedule 14A for the 2019 annual meeting of stockholders filed on April 11, 2019 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018; and

•
the description of the Hemisphere Class A common stock contained in our Registration Statement on Form 8-A (filed on April 22, 2013).

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of Hemisphere Class A common stock, Hemisphere Preferred Stock, debt securities and warrants to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to above under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

6,000,000 Shares
Hemisphere Media Group, Inc.
Class A Common Stock

P R O S P E C T U S   S U P P L E M E N T

Joint Bookrunners
BofA SecuritiesJ.P. Morgan
Wells Fargo Securities
Guggenheim SecuritiesRBC Capital Markets
                 , 2021